Exhibit 10.17

BASIC LEASE INFORMATION

Lease dated as of October 3, 2003

Landlord:                                                                                                             iStar Garden City LLC, a Delaware limited liability company, together with any successor or assign.

Tenant:                                                                                                                       AAR Allen Services, Inc., an Illinois corporation, together with any successor or assign permitted by the Lease.

Commencement Date:                                             October 3, 2003.

Lease Expiration Date: October 31, 2023, which is the last day of the 240th full calendar month following the Commencement Date, unless extended pursuant to paragraph 4(b) of the Lease.

Primary Term and any Extension Term Fixed Rent:  The annual Fixed Rent during the Primary Term and any applicable Extension Term of the Lease shall be payable monthly in advance (unless specifically set forth to be paid at a different time below) as follows:

(a)                                                                                                                                                  From the Commencement Date through the 12th full calendar month after the Commencement Date:  at the annual rate of $1,332,000.00, 1/12 of which shall be payable in advance on the first day of each month, commencing (i) if the Commencement Date does not occur on the first day of a month, then on the first day of the month following the month in which the Commencement Date occurs, and (ii) if the Commencement Date occurs on the first day of a month, then on the Commencement Date.  Additionally, if the Commencement Date does not occur on the first day of a month, then on the Commencement Date, a payment of an amount equal to the product of $111,000.00 multiplied by a fraction, the numerator of which is the number of days in the month from and including the Commencement Date through the end of the month in which the Commencement Date occurs, and the denominator of which is the total number of days in the month in which the Commencement Date occurs.

(b)                                                                                                                                                 Beginning with the 13th full calendar month after the Commencement Date through the 24th full calendar month after the Commencement Date:  at the annual rate of $1,365,300.00, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 13th full calendar month after the Commencement Date.

(c)                                                                                                                                                          Beginning with the 25th full calendar month after the Commencement Date through the 36th full calendar month after the Commencement Date:  at the annual rate of $1,399,433.00, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 25th full calendar month after the Commencement Date.

(d)                                                                                                                                                         Beginning with the 37th full calendar month after the Commencement Date through the 48th full calendar month after the Commencement Date:  at the annual rate of $1,434,418.00, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 37th full calendar month after the Commencement Date.

(e)                                                                                                                                                          Beginning with the 49th full calendar month after the Commencement Date through the 60th full calendar month after the Commencement Date:  at the annual rate of $1,470,279.00, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 49th full calendar month after the Commencement Date.

(f)                                                                                                                                                            Beginning with the 61st full calendar month after the Commencement Date through the 72nd full calendar month after the Commencement Date:  at the annual rate of $1,507,036.00, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 61st full calendar month after the Commencement Date.

(g)                                                                                                                                                         Beginning with the 73rd full calendar month after the Commencement Date through the 84th full calendar month after the Commencement Date:  at the annual rate of $1,544,712.00, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 73rd full calendar month after the Commencement Date.

(h)                                                                                                                                                         Beginning with the 85th full calendar month after the Commencement Date through the 96th full calendar month after the Commencement Date:  at the annual rate of $1,583,329.00, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 85th full calendar month after the Commencement Date.

(i)                                                                                                                                                             Beginning with the 97th full calendar month after the Commencement Date through the 108th full calendar month after the Commencement Date:  at the annual rate of $1,622,913.00, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 97th full calendar month after the Commencement Date.

(j)                                                                                                                                                             Beginning with the 109th full calendar month after the Commencement Date through the 120th full calendar month after the Commencement Date:  at the annual rate of $1,663,485.00, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 109th full calendar month after the Commencement Date.

(k)                                                                                                                                                          Beginning with the 121st full calendar month after the Commencement Date through the 132nd full calendar month after the Commencement Date:  at the annual rate of $1,705,073.00, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 121st full calendar month after the Commencement Date.

(l)                                                                                                                                                             Beginning with the 133rd full calendar month after the Commencement Date through the 144th full calendar month after the Commencement Date:  at the annual rate of $1,747,699.00, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 133rd full calendar month after the Commencement Date.

(m)                                                                                                                                                       Beginning with the 145th full calendar month after the Commencement Date through the 156th full calendar month after the Commencement Date:  at the annual rate of $1,791,392.00, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 145th full calendar month after the Commencement Date.

(n)                                                                                                                                                         Beginning with the 157th full calendar month after the Commencement Date through the 168th full calendar month after the Commencement Date:  at the annual rate of $1,836,177.00, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 157th full calendar month after the Commencement Date.

(o)                                                                                                                                                         Beginning with the 169th full calendar month after the Commencement Date through the 180th full calendar month after the Commencement Date:  at the annual rate of $1,882,081.00, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 169th full calendar month after the Commencement Date.

(p)                                                                                                                                                         Beginning with the 181st full calendar month after the Commencement Date through the 192nd full calendar month after the Commencement Date:  at the annual rate of $1,929,133.00, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 181st full calendar month after the Commencement Date.

(q)                                                                                                                                                         Beginning with the 193rd full calendar month after the Commencement Date through the 204th full calendar month after the Commencement Date:  at the annual rate of $1,977,361.00, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 193rd full calendar month after the Commencement Date.

(r)                                                                                                                                                            Beginning with the 205th full calendar month after the Commencement Date through the 216th full calendar month after the Commencement Date:  at the annual rate of $2,026,797.00, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 205th full calendar month after the Commencement Date.

(s)                                                                                                                                                          Beginning with the 217th full calendar month after the Commencement Date through the 228th full calendar month after the Commencement Date:  at the annual rate of $2,077,465.00, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 217th full calendar month after the Commencement Date.

(t)                                                                                                                                                            Beginning with the 229th full calendar month after the Commencement Date through the 240th full calendar month after the Commencement Date:  at the annual rate of $2,129,402.00, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 229th full calendar month after the Commencement Date.

(u)                                                                                                                                                         During the first Extension Term, the annual Fixed Rent payable shall be as follows:

(i)

Beginning with the 241st full calendar month after the Commencement Date through the 252nd full calendar month after the Commencement Date:  at the annual rate of $2,182,637.00, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 241st full calendar month after the Commencement Date.

(ii)

Beginning with the 253rd full calendar month after the Commencement Date through the 264th full calendar month after the Commencement Date:  at the annual rate of $2,237,203.00, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 253rd full calendar month after the Commencement Date.

(iii)

Beginning with the 265th full calendar month after the Commencement Date through the 276th full calendar month after the Commencement Date:  at the annual rate of $2,293,133.00, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 265th full calendar month after the Commencement Date.

(iv)

Beginning with the 277th full calendar month after the Commencement Date through the 288th full calendar month after the Commencement Date:  at the annual rate of $2,350,461.00, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 277th full calendar month after the Commencement Date.

(v)

Beginning with the 289th full calendar month after the Commencement Date through the 300th full calendar month after the Commencement Date:  at the annual rate of $2,409,223.00, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 289th full calendar month after the Commencement Date.

(v)		During the second Extension Term, the annual Fixed Rent payable shall be as follows:

(i)

Beginning with the 301st full calendar month after the Commencement Date through the 312th full calendar month after the Commencement Date:  at the annual rate of $2,469,454.00, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 301st full calendar month after the Commencement Date.

(ii)

Beginning with the 313th full calendar month after the Commencement Date through the 324th full calendar month after the Commencement Date:  at the annual rate of $2,531,190.00, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 313th full calendar month after the Commencement Date.

(iii)

Beginning with the 325th full calendar month after the Commencement Date through the 336th full calendar month after the Commencement Date:  at the annual rate of $2,594,470.00, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 325th full calendar month after the Commencement Date.

(iv)

Beginning with the 337th full calendar month after the Commencement Date through the 348th full calendar month after the Commencement Date:  at the annual rate of $2,659,331.00, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 337th full calendar month after the Commencement Date.

(v)

Beginning with the 349th full calendar month after the Commencement Date through the 360th full calendar month after the Commencement Date:  at the annual rate of $2,725,815.00, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 349th full calendar month after the Commencement Date.

(w)		During the third Extension Term, the annual Fixed Rent payable shall be as follows:

(i)

Beginning with the 361st full calendar month after the Commencement Date through the 372nd full calendar month after the Commencement Date:  at the annual rate of $2,793,960.00, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 361st full calendar month after the Commencement Date.

(ii)

Beginning with the 373rd full calendar month after the Commencement Date through the 384th full calendar month after the Commencement Date:  at the annual rate of $2,863,809.00, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 373rd full calendar month after the Commencement Date.

(iii)

Beginning with the 385th full calendar month after the Commencement Date through the 396th full calendar month after the Commencement Date:  at the annual rate of $2,935,404.00, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 385th full calendar month after the Commencement Date.

(iv)

Beginning with the 397th full calendar month after the Commencement Date through the 408th full calendar month after the Commencement Date:  at the annual rate of $3,008,789.00, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 397th full calendar month after the Commencement Date.

(v)

Beginning with the 409th full calendar month after the Commencement Date through the 420th full calendar month after the Commencement Date:  at the annual rate of $3,084,009.00, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 409th full calendar month after the Commencement Date.

Security Deposit Amount:  One year’s Fixed Rent, subject to the provisions set forth in paragraphs 5 and 25.

Landlord Address for Payment by wire transfer to:

JPMorgan Chase Bank
ABA # 021000021

Account Name: iStar Garden City LLC/ iStar Finance Sub V LLC/
Property Account
Acct # 230-329667

Tenant Address:	c/o AAR CORP.
One AAR Place
1100 North Wood Dale Road
Wood Dale, Illinois 60191

LEASE AGREEMENT

Between

iSTAR GARDEN CITY LLC,

as Landlord

and

AAR ALLEN SERVICES, INC.,

as Tenant

Dated as of October 3, 2003

7

THIS LEASE AGREEMENT, is made and entered into as of the date set forth in the Basic Lease Information (this lease agreement, together with all amendments and supplements hereto, this “Lease”), by and between iSTAR GARDEN CITY LLC, a Delaware limited liability company with offices c/o iStar Financial Inc., 1114 Avenue of the Americas, 27th Floor, New York, New York 10036 (together with any successor or assigns, hereinafter called the “Landlord”) and AAR ALLEN SERVICES, INC., an Illinois corporation, having an address at c/o AAR CORP., One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois 60191 (together with any successor or assign permitted by this Lease, hereinafter collectively called the “Tenant”).

1.                                      DEFINITIONS

Capitalized terms used herein shall have the following meanings for all purposes of this Lease and shall be equally applicable to both the singular and plural forms of the terms herein defined.

“Additional Rent” means all amounts, liabilities and obligations other than Fixed Rent which Tenant assumes or agrees to pay under this Lease to Landlord or others.

“Affiliates” means Persons (other than individuals) controlled by, controlling, or under common control with Tenant or Guarantor.

“Alternative Credit Rating Agency” means if either or both of S & P and Moody’s no longer exist or no longer assign Credit Ratings, such other nationally recognized statistical credit rating agency designated by Landlord, acting in its sole discretion.

“Basic Lease Information” means the page(s) preceding this Lease which are hereby incorporated by reference.

“Business Days” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are closed.

“Casualty” shall mean any damage or destruction caused to any Site by any reason, including fire.

“Casualty Repair” is defined in paragraph 10 of this Lease.

“Casualty Threshold” is defined in paragraph 10 of this Lease.

“Claims” shall mean Liens (including lien removal and bonding costs) liabilities, obligations, damages, losses, demands, penalties, assessments, payments, fees of Mortgagee, fines, claims, actions, suits, judgments, settlements, costs, expenses and disbursements (including legal fees incurred and expenses and costs of investigation and environmental remedial action) of any kind and nature whatsoever.

“Commencement Date” is defined and shall have the meaning specified in the Basic Lease Information.

“Control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contracts or otherwise.

“Corporate Control Event” means any of the following:  (i) a merger or consolidation of Tenant or Guarantor with another entity, (ii) the sale of all or substantially all the assets of Tenant or Guarantor to any party, (iii) any one Person acquiring 50% or more of publicly traded common stock, voting securities or economic benefits and burdens (including distributions) of Tenant or Guarantor within any twelve month period, or (iv) a change in 50% or more of Tenant’s or Guarantor’s Board of Directors in any 12 month period.

“Corporate Control Test Dates” means both (a) the date which is ninety (90) days following the public announcement of a Corporate Control Event and (b) the date which is sixty (60) days following the consummation of a Corporate Control Event.

“Credit Rating” means the senior unsecured debt rating issued by S&P and Moody’s or if either or both no longer exist or no longer issue ratings then, for either or both as so applicable, an Alternative Credit Rating Agency.  All references to specific levels of a Credit Rating mean such rating with a “stable” or “positive” outlook, but not a “negative” outlook or “on watch” associated with such rating.

“Environmental Laws” is defined in paragraph 26(b) of this Lease.

“Equipment” means the equipment listed on Exhibit B.

“Event of Default” is defined in paragraph 15 of this Lease.

“Existing Credit Rating” means Guarantor’s Credit Rating as of the date which is the earlier to occur of one week prior to the public announcement of a Corporate Control Event or one week prior to the occurrence of a Corporate Control Event.

“Extension Terms” is defined in paragraph 4(b) of this Lease.

“Fixed Rent” is defined in paragraph 5(a) of this Lease.

“Guarantor” means AAR CORP., a Delaware corporation, together with any successor or assign permitted by this Lease.

“Guaranty” means that certain Guaranty dated as of the date of this Lease from Guarantor to Landlord, pursuant to which, among other things, Guarantor unconditionally guarantees the payment and performance of Tenant’s obligation under the Lease, all upon the terms and subject to the conditions set forth therein, as such Guaranty is amended, modified or restated from time to time.

“Imposition” means the various taxes and other charges referred to in paragraph 6 of this Lease and the present and future governmental laws and regulations more specifically described in paragraph 6(b) of this Lease.

“Improvements” means all of the buildings, structures, improvements, equipment, and all building fixtures therein (including parking areas, and driveways) now or hereafter located on the Land and generally described on Exhibit A-2 hereto, other than and specifically excluding Tenant’s Trade Fixtures.

The words “include”, “includes”, “including” and any other derivation of “include” means “including but not limited to” unless specifically set forth to the contrary.

“Indemnified Partner” is defined in paragraph 26(c) of this Lease.

“Initial Appraiser” is defined in Exhibit E of this Lease.

“Initial Valuation” is defined in Exhibit E of this Lease.

“Investment Grade Criteria” means Tenant or Guarantor has a Credit Rating of either “BBB-” or higher from S&P or “Baa3” or higher from Moody’s, (or an approximately equivalent Credit Rating from an Alternative Credit Rating Agency, as applicable) in each case for the immediately preceding six (6) consecutive calendar months.

“Issuer” is defined in paragraph 5(d)(iii) of this Lease.

“Land” means the title and interest of Landlord in and to the two (2) parcels of real estate described on Exhibit A-1 hereto, and any land lying in the bed of any existing dedicated street, road or alley adjoining thereto, all strips and gores adjoining thereto, and all rights, ways, easements, privileges and appurtenances thereunto belonging, including all of Landlord’s right, title, and interest in and to all other property rights, tangible or otherwise, arising out of or connected with Landlord’s ownership thereof, but none of the Improvements thereon.

“Landlord” is defined in the first paragraph of this Lease.

“Lease” is defined in the first sentence of this Lease.

“Lease Expiration Date” is defined and shall have the meaning specified in the Basic Lease Information.

“Legal Requirements” is defined in paragraph 12 of this Lease.

“Letter of Credit” is defined in paragraph 5(d)(iii) of this Lease

“Lien” shall mean any lien, mortgage, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, including any arising under any conditional sale agreement, capital lease or other title retention agreement.

“Moody’s” means Moody’s Investors Services, Inc. and its successors.

“Mortgage” shall mean a mortgage, deed to secure debt, deed of trust or other security instrument of like nature or any ground or underlying lease or other document of like nature on all or any portion of the Premises given by Landlord to the Mortgagee.

“Mortgagee” shall mean any holder of a Mortgage with respect to the Premises or any part thereof.

“Net Casualty Proceeds” shall mean the compensation and/or insurance payments (whether received from a third party insurance company or from Tenant because it has self-insured) net of the reasonable expenses of collecting such amounts incurred by Landlord, any Mortgagee, Tenant, and received by any Mortgagee, Landlord or Tenant in respect of any portion of the Premises by reason of and on account of a fire or other casualty.

“Other Taxes” is defined in paragraph 6(b) of this Lease.

“Overdue Rate” means the greater of: (x) twelve percent (12%) per annum or (y) the sum of five percent (5%) plus the prime interest rate as reported from time to time in The Wall Street Journal, but in any event, if lower, the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes); provided, however, if The Wall Street Journal is no longer in existence or ceases to publish such information, Landlord shall use the prime interest rate as reported in a comparable publicly available publication selected by Landlord in its sole discretion.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, trustee(s) of a trust, unincorporated organization, or government or governmental authority, agency or political subdivision thereof.

“Permitted Encumbrances” means:

(a)                                  Any of the following, which are not yet due and payable at the time in question:  (i) liens for water, sewer, and other utility services; (ii) taxes, assessments and other governmental charges (whether federal, state, local or foreign); and (iii) any liens of mechanics, materialmen and laborers, including any construction liens, for work or services performed or materials furnished in connection with the Premises;

(b)                                 The easements, rights-of-way, encroachments, encumbrances, restrictive covenants and other matters affecting the title to the Premises or any part thereof set forth on Exhibit C attached hereto;

(c)                                  Any Subordination, Non-Disturbance, and Attornment Agreement(s) recorded or otherwise, which are provided to Tenant pursuant to paragraph 17 of this Lease or as otherwise entered into by and among Landlord, Tenant, and any Mortgagee;

(d)                                 Liens for taxes (whether federal, state, local or foreign) attributable to any taxable period whether before, on or after the Commencement Date which are being contested in good faith in accordance with the terms of this Lease by Tenant and for which Tenant has established adequate reserves; and

(e)                                  This Lease and the rights, privileges and entitlements of Tenant hereunder.

“Permitted Investments” shall mean any one or more of the following obligations or securities having: (a) a predetermined fixed dollar of principal due at maturity that cannot vary or change; (b) bearing interest that may either be fixed or variable but which is tied to a single interest rate index plus a single fixed rate spread (if any) and move proportionately with that index; and (c) having the required ratings, if any, provided for in this definition:

(i)                                     direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America that mature in thirty (30) days or less after the date of issuance and that does not have a “r” highlighter affixed to its rating;

(ii)                                  time deposits, unsecured certificates of deposit, or bankers’ acceptances that mature in thirty (30) days or less after the date of issuance and are issued or held by any depository institution or trust company incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated at least “A1” and “P1” by S&P and Moody’s, respectively, or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current Credit Rating to the pass-through certificates, as evidenced in writing and that does not have a “r” highlighter affixed to its rating;

(iii)                               repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of thirty (30) days or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

(iv)                              debt obligations bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which mature in thirty (30) days or less from the date of issuance, which debt obligations have ratings from Moody’s and S&P in the highest category possible, or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current Credit Rating to any pass-through certificate and that does not have a “r” highlighter affixed to its rating; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts; and

(v)                                 commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) payable on demand or on a specified date maturing in thirty (30) days or less after the date of issuance thereof and which is rated in the highest category possible by Moody’s and S&P and that does not have a “r” highlighter affixed to such rating.

“Premises” is defined in paragraph 2(a) of this Lease.

“Primary Term” is defined in paragraph 4(a) of this Lease.

“Proceeds Trustee” shall mean a federally insured bank or trust company designated by Landlord, subject to the prior written approval of Tenant, such approval not to be unreasonably withheld, delayed, or conditioned; provided, however, if a Mortgage encumbers the Premises, the Mortgagee thereunder may, at its option, be appointed Proceeds Trustee for so long as such Mortgage remains outstanding and such Mortgagee does not control Landlord or is not controlled by or under common control with Landlord.

“Property Taxes” is defined in paragraph 6(a) of this Lease.

“Rent” means Fixed Rent and Additional Rent.

“Restoration Fund” is defined in paragraph 10 of this Lease.

“S&P” means Standard & Poor’s Rating Service and its successors or assigns.

“Security Deposit” is defined in paragraph 5(d) of this Lease.

“Security Deposit Amount” is defined and shall have the meaning specified in the Basic Lease Information.

“Site Assessments” is defined in paragraph 26 of this Lease.

“Site Reviewers” is defined in paragraph 26 of this Lease.

“Subordination, Non-Disturbance and Attornment Agreement” is defined in paragraph 17(a) of this Lease.

“Tenant” is defined in the first paragraph of this Lease.

“Tenant’s Trade Fixtures” means all personal property of Tenant in or on the Premises, affixed or not, which is not necessary for the operation of the Improvements, including tire racks and handling equipment, pallets, fork lift trucks, lift racks, tools, office computers, and other equipment or machines owned or leased from/by the Tenant, and specifically excludes the Equipment.

“Term” means the Primary Term, together with each Extension Term when Tenant has exercised or is deemed to have exercised its option related to such Extension Term.

“Termination Date” is defined in paragraph 14 of this Lease.

“Third Appraiser” is defined in Exhibit E of this Lease.

“Third Valuation” is defined in Exhibit E of this Lease.

“Transferee” is defined in paragraph 5(d)(vi) of this Lease.

“Treasury Rate” means the yield to maturity of a debt obligation of the United States Treasury having a maturity date closest to but not earlier than the then-existing remaining Term of the Lease (excluding any then-unexercised options for any Extension Terms) and, if more than one have been issued with such maturity date, then using the debt obligation first issued on or closest to the date of any termination by Landlord under this Lease.

“Underground Tanks” is defined in paragraph 26(f) of this Lease.

“Valuation Notice” is defined in Exhibit E of this Lease.

“Valuation Period” is defined in Exhibit E of this Lease.

2.                                      DEMISE OF PREMISES

(a)                                  Landlord hereby demises and leases to Tenant and Tenant hereby leases and rents from Landlord the Premises, IN ITS “AS IS” CONDITION, SUBJECT TO THE EXISTING STATE OF TITLE (WITHOUT EXPRESS OR IMPLIED WARRANTY OF LANDLORD WITH RESPECT TO THE CONDITION, QUALITY, REPAIR OR FITNESS OF THE PREMISES FOR A PARTICULAR USE OR TITLE THERETO, ALL SUCH WARRANTIES BEING HEREBY DISCLAIMED BY LANDLORD AND WAIVED AND RENOUNCED BY TENANT).  The “Premises” consists of collectively, Landlord’s interest in the Land, the Equipment, the Improvements, together with any easements, rights, and appurtenances in connection therewith or belonging to said Land and Improvements.  No easement for light, air or view is included with or appurtenant to the Premises.  The foregoing disclaimer in this paragraph 2(a) has been negotiated by Landlord and Tenant, each being represented by independent counsel, and is intended as a complete negation of any representation or warranty by Landlord, express or implied, with respect to the condition, quality, repair, or fitness of the Premises for a particular use, or title thereto.

(b)                                 The Premises includes the Land and Improvements located at the address commonly known as 747 Zeckendorf Boulevard, Garden City, New York, including approximately 8.74 acres of land.

3.                                      USE

Tenant shall, subject to applicable zoning restrictions and any recorded covenants or restrictions in the public records upon the Commencement Date, use and occupy the Premises, only for warehousing, distribution, fulfillment, light assembly, repair, overhaul, packaging, light manufacturing, general offices, and any other lawful purposes which are both associated and related thereto (including the following ancillary uses:  ATM machines, cafeteria/food service); provided, however, except for the recordation of any Mortgage and any replacements, renewals, amendments, consolidations, modifications, extensions or refinancing thereof or as otherwise required by governmental order, from and after the Commencement Date, without first having obtained Tenant’s prior written consent which may be withheld or granted in Tenant’s sole and absolute discretion, Landlord shall not record or otherwise take any voluntary action to subject the Premises or Land to any additional covenants, restrictions, easements, or other encumbrances of record or otherwise, or any rezoning of any Site from the zoning classifications presently in existence as of the Commencement Date.  Tenant shall not use, suffer or permit the Premises, or any portion thereof, to be used by Tenant, any third party or the public, as such, without restriction or in such manner as might adversely affect Landlord’s title to or interest in the Premises, or in such manner as might make possible a claim or claims of adverse possession by the public, as such, or third Persons, or of implied dedication of the Premises, or any portion thereof.

4.                                      TERM

(a)                                  The primary term of this Lease (the “Primary Term”) shall be for a period of approximately twenty (20) years, beginning on the Commencement Date and ending on the Lease Expiration Date.

(b)                                 Tenant shall have the right, at its option, to extend the Primary Term of this Lease for three (3) consecutive extension terms (the “Extension Terms”), each being five (5) years in length.  Each Extension Term shall commence on the day after the expiration of the preceding term and shall expire on October 31, 2028 in the case of the first (1st) Extension Term, and on October 31, 2033 and October 31, 2038 in the case of the second (2nd) and third (3rd) Extension Terms, respectively.  The options to extend the Term of this Lease as described above shall not be deemed exercised by Tenant unless at least eighteen (18) months prior to the Lease Expiration Date for the Primary Term or at least eighteen (18) months prior to the expiration of the Extension Term for the first (1st) and second (2nd) Extension Terms, respectively, Tenant shall have delivered written notice to Landlord of Tenant’s irrevocable decision to so extend this Lease at the end of the Primary Term or any exercised Extension Term, as applicable.  Tenant’s failure to deliver one (1) such timely notice to Landlord shall terminate the Extension Term to which such notice specifically relates and all future Extension Terms, if any.  Subject to the provisions of paragraph 5, the terms and conditions of this Lease shall apply to each Extension Term with the same force and effect as if such Extension Term had originally been included in the Primary Term of the Lease.  The right of Tenant to the Extension Terms shall be conditioned upon this Lease being in full force and effect and no Event of Default then existing as of the Lease Expiration Date (for the first (1st) Extension Term) or expiration of the first (1st) and second (2nd) Extension Term, as the case may be for the second (2nd) and third (3rd) Extension Term, respectively.  The Primary Term, together with any Extension Term which Tenant properly exercises its option with respect to, and for which the conditions related thereto are satisfied, shall constitute the “Term” of this Lease.

5.                                      RENTAL; SECURITY DEPOSIT; GUARANTY

(a)                                  Tenant shall pay to Landlord the following amounts as Rent for the Premises:

(i)                                     During the Term of this Lease, Tenant shall pay to Landlord, as fixed monthly rent, the amount of monthly fixed rent specified in the Basic Lease Information (“Fixed Rent”).

(ii)                                  Throughout the Term of this Lease, Tenant shall pay, as Additional Rent, all other amounts of money and charges required to be paid by Tenant under this Lease, whether or not such amounts of money or charges are designated Additional Rent.  As used in this Lease, “Rent” shall mean and include all Fixed Rent and Additional Rent payable by Tenant in accordance with this Lease.

(b)                                 It is the intention of Landlord and Tenant that the Fixed Rent payable by Tenant to Landlord during the entire Term of this Lease shall be absolutely net of all costs and expenses incurred in connection with the management, operation, maintenance and repair of the Premises in accordance with this Lease.  Landlord shall have no obligations or liabilities whatsoever with respect to the management, operation, maintenance or repair of the Premises during the Term of this Lease, and Tenant shall manage, operate, maintain and repair the Premises in accordance with this Lease and shall pay all costs and expenses incurred in connection therewith before such costs or expenses become delinquent.  Without limiting the generality of the foregoing, throughout the entire term of this Lease, Tenant shall pay, as Additional Rent, all premiums for all property and liability insurance covering the Premises required under this Lease, all Property Taxes and all Other Taxes that accrue during or are allocable to the Term of this Lease, and for Property Taxes and Other Taxes, allocable for any period of time prior to the Term of this Lease.

(c)                                  Tenant shall pay all Fixed Rent to Landlord, in advance, on or before the first business day of each and every calendar month during the Term of this Lease (other than the payment due on the Commencement Date which is due as set forth in the Basic Lease Information) without notice, by wire transfer or other electronic means (or otherwise so there are collected funds available to Landlord on the due date).  Interest at the Overdue Rate shall accrue on unpaid Fixed Rent from the due date thereof to the date of actual payment.  If the Fixed Rent is paid more than five (5) Business Days after its due date, a late charge of 5% of the delinquent amount shall be due and payable.  Tenant shall pay all Additional Rent when due.  Tenant shall pay all Fixed Rent to Landlord without notice, demand, deduction or offset, in lawful money of the United States of America, to the wire transfer address of Landlord specified in the Basic Lease Information, or to such other accounts and/or Person or Persons or at such other place or places as Landlord may from time to time designate in writing.

(d)                                 Security Deposit Requirements are set forth below.

(i)                                     Subject to paragraph 5(d)(v) below, concurrently with the execution of this Lease, Tenant shall deliver and maintain the Security Deposit Amount (in effect from time to time) to Landlord as a security deposit (“Security Deposit”) in cash or other immediately available funds or in the form of an irrevocable standby letter of credit, in either case meeting the requirements of this paragraph 5(d), to secure the full and faithful performance of Tenant’s obligations under this Lease.  If there is an Event of Default at any time during the Term or any holdover period, Landlord shall have the right, but not the obligation, in accordance with the terms of such letter of credit and this Lease, from time to time to draw upon all or any part of the Security Deposit but only in such amounts as are necessary to cure or partially cure the Event of Default which can be cured or partially cured with the payment of money, or to pay itself any Rents then due, damages or other amounts that Landlord would be entitled to recover and which are currently due from Tenant on account of the Event of Default.  If Landlord draws upon such Security Deposit, Landlord shall apply such proceeds to such amounts otherwise due from Tenant as set forth above.  If Landlord shall so draw on the Security Deposit and apply all of such proceeds so drawn as set forth above, upon Landlord’s demand, Tenant shall, within five (5) Business Days following notice, restore the Security Deposit to its previous amount and any failure to do so shall be an Event of Default without further notice.  Tenant may not use the Security Deposit to pay Rent or otherwise cause Landlord to offset any amounts payable by Tenant against the Security Deposit (except as provided herein).  The Security Deposit shall be returned to Tenant within thirty (30) days after the first to occur of (1) the Investment Grade Criteria being satisfied and the waiver set forth in paragraph 5(d)(v) being applicable, and (2) the expiration or earlier termination of the Term and Tenant’s surrender of the Premises to Landlord as required by paragraph 22 of this Lease, in each case less such amounts as may have been used to cure or partially cure any Events of Default by Tenant.  Tenant’s failure to deposit, maintain and replenish the Security Deposit as required by this Lease shall constitute an immediate Event of Default under this Lease.

(ii)                                  If Tenant desires to make the Security Deposit in cash or other immediately available funds, the Security Deposit shall be held from time to time in an account in Landlord’s or Mortgagee’s name (in either case with proper notation by such account institution to indicate that the Security Deposit is Tenant’s property subject to the lien arising under paragraph 5(d)(v) below), as determined by Landlord, at a federally insured institution and not operating under any regulatory or supervisory agreement, and in such state within the continental United States as the holder thereof shall determine.  Such funds shall not be deemed to be trust funds but shall not be commingled with the general funds of Landlord and shall instead be held in a separate escrow account opened and maintained for this Lease alone; provided, however, to the extent so received, any Mortgagee which is an entity unaffiliated with Landlord or any affiliate of Landlord, may commingle such Security Deposit funds.  Landlord shall cause interest to be earned upon any cash or other immediately available funds by depositing such cash or funds in a separate interest-bearing federally insured account at an institution not operating under any regulatory or supervisory agreement, or investing it in Permitted Investments (as directed by, or on behalf of, Tenant).  Any such interest earned on the Security Deposit shall be paid annually to Tenant.  Tenant shall cooperate with Landlord to ensure that any tax liability attributed to Landlord for such interest shall be properly reallocated to Tenant and paid for by Tenant, and Tenant agrees to indemnify, defend and hold Landlord harmless from all such tax liability.  Such indemnity shall survive the expiration or earlier termination of the Lease for six (6) years.

(iii)                               If Tenant desires to make the Security Deposit by delivering an irrevocable standby letter of credit to Landlord, such letter of credit shall meet all of the following requirements:  (a) it is a sight draft letter of credit from a financial institution (the “Issuer”) acceptable to Landlord and Mortgagee, each in their respective sole and absolute discretion; provided, however, Landlord hereby pre-approves any financial institution having a Credit Rating of “A1” or higher from Moody’s and “A+” or higher from S&P, or, as applicable, an approximately equivalent rating from an Alternative Credit Rating Agency; (b) it has a face amount of not less than the Security Deposit Amount; (c) it has an expiration date of not less than one (1) year from the date such letter of credit is delivered to Landlord or Mortgagee and thereafter renewed annually throughout the Term of the Lease at least thirty (30) days prior to the expiration date (and may be drawn on by the holder thereof if not so renewed with such funds then being placed in an escrow as provided in (ii) above); (d) it is freely assignable by Landlord and/or Mortgagee, provided that the transferor and transferee shall have complied with the Issuer’s customary transfer requirements and pay when due the reasonable costs charged by such Issuer in connection with such assignment; (e) it may be drawn upon by Landlord or Mortgagee to cure Events of Default by Tenant under this Lease, but only in accordance with its terms and the terms of this Lease; (f) it shall provide Landlord and Mortgagee, respectively, the rights that each would have hereunder and as set forth in the escrow agreement referred to in (ii) above, and (g) it is otherwise reasonably satisfactory to Landlord and is substantially similar to the letter of credit form attached hereto as Exhibit F and incorporated herein by this reference (a letter of credit satisfying the foregoing requirements is herein called a “Letter of Credit”).  If the Issuer ceases to have a Credit Rating of both “A+” or higher by S&P and “A1” or higher by Moody’s, Tenant shall, within ten (10) Business Days of the rating downgrade, replace the Letter of Credit issued by a bank having such rating.  Tenant shall pay all costs associated with any change in the Issuer or Letter of Credit, including, without limitation, in connection with any assignment of proceeds.  Notwithstanding the foregoing, Landlord hereby approves the form of Letter of Credit attached hereto as Exhibit F-1 and the issuer referred to therein.

(iv)                              Tenant shall execute such documents, instruments, financing statements, and acknowledgments as Landlord may reasonably request from time to time to grant and thereafter maintain a first-priority perfected security interest in the Security Deposit.  Tenant hereby grants Landlord a security interest in the Security Deposit as it exists from time to time, and all proceeds and products thereof.  Landlord and Tenant acknowledge that as of the date of this Lease, Landlord’s possession of the Security Deposit would not require further documents, instruments or financing statements to provide Landlord with a first-priority perfected security interest in the Security Deposit.  Tenant acknowledges and agrees that the Security Deposit may also be pledged as security to any Mortgagee and Tenant shall cooperate with, permit, and execute such documents and instruments as may be required to provide Mortgagee with such security.

(v)                                 So long as no Event of Default then exists (it being agreed that it is a condition precedent to any waiver in the requirement to maintain a Security Deposit with

Landlord as set forth in this paragraph 5(d) that no Event of Default exists) when the Investment Grade Criteria is satisfied, the requirements of maintaining the Security Deposit shall be waived by Landlord upon Tenant’s written request accompanied by evidence satisfactory to Landlord of such investment grade ratings.  Such Landlord’s waiver shall cease if Tenant or Guarantor no longer or at any time does not satisfy the Investment Grade Criteria.  If after being granted a waiver the Investment Grade Criteria is subsequently no longer met, Tenant’s obligation to deposit and replenish and thereafter maintain such Security Deposit under this Lease shall be re-instated, without further act, deed or notice; provided, however, Tenant shall be afforded ten (10) Business Days after such cessation of such waiver within which to deposit the Security Deposit with Landlord; provided, further, Landlord shall again be required to waive Tenant’s obligation to maintain such Security Deposit when Tenant shall have satisfied the conditions precedent required for such waiver as set forth in the first sentence of this subsection (v).

(vi)                              If a transferee of Landlord’s right, title, and interest in and to the Premises, this Lease, and such Security Deposit (a “Transferee”), shall have assumed in writing Landlord’s obligations hereunder and recognized Tenant in writing, as tenant under this Lease; (ii) Landlord, or such Transferee, shall have delivered written evidence of such Transferee’s assumption and recognition as aforesaid;  (iii) Landlord shall deliver the cash Security Deposit (including any accrued but unpaid interest thereon to which Tenant is entitled under this Lease) and/or the Letter of Credit, as applicable, to any such Transferee of Landlord’s right, title, and interest as aforesaid, the then-current landlord delivering such Security Deposit to such Transferee shall be discharged from further liability therefor; provided, however, if the immediately preceding conditions (i), (ii), and (iii) are not satisfied, Tenant shall have no obligations hereunder to such Transferee solely with respect to the Security Deposit (including any replenishment, replacement, or transfer obligations) unless and until such conditions shall have been satisfied and the then-current landlord shall have delivered the Security Deposit to such Transferee.

(e)                                  Tenant acknowledges and agrees that it was a condition precedent to Landlord entering into this Lease that Landlord receive a guaranty of Tenant’s payment and performance of all of Tenant’s obligations under this Lease (in such form as approved by Landlord, the “Guaranty”) from Guarantor, which Guaranty is being entered into contemporaneously with the execution of this Lease.  Tenant hereby represents and warrants to Landlord as of the date hereof and covenants to Landlord that throughout the Term of this Lease Tenant shall cause Guarantor to be bound by the terms of the Guaranty to Landlord.

6.                                      TAXES

(a)                                  Tenant shall pay, as Additional Rent, all Property Taxes prior to the assessment of any interest or penalty for late payment (subject to Tenant’s rights under this paragraph (a) to make payment thereof in installments or under paragraph 6(e) below to protest Property Taxes); provided, however, if Landlord or Mortgagee is holding Tenant’s estimated payments thereof pursuant to paragraph 6(f) below, Landlord or Mortgagee shall instead make such payments timely upon Tenant’s behalf; provided, further, if any such Property Taxes may legally be paid in installments, Tenant may, at its option, pay such Property Taxes in such installments together with any interest due thereon provided that Tenant shall have paid all such installments, or provided to Landlord or Mortgagee, such amounts as are necessary for the payment of, all such installments prior to the expiration or earlier termination of this Lease.  “Property Taxes” shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, municipal service fee, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or otherwise with respect to, the Premises or any part thereof or any personal property used in connection with the Premises, including Landlord’s franchise taxes based upon gross receipts (or derivatives therof, specifically excluding, however, net income) but only to the extent that such taxes are in lieu of or a substitute for any Property Taxes.  Property Taxes shall not include net income or inheritance taxes, franchise taxes (to the extent not included in the definition of Property Taxes), estate taxes of Landlord or any succession or transfer taxes growing out of or levied in connection with this Lease, in each case, of Landlord, unless levied or assessed against Landlord as a substitute for any Property Taxes.

(b)                                 Tenant shall pay, as Additional Rent, all Other Taxes prior to the assessment of any interest or penalty for late payment (subject to Tenant’s rights under paragraph 6(e) below to payment in installments or to protest Other Taxes); provided, however, if Landlord or Mortgagee is holding Tenant’s estimated payments thereof pursuant to paragraph 6(f) below, Landlord or Mortgagee shall instead make such payments timely upon Tenant’s behalf; provided, further, if any such Other Taxes may legally be paid in installments, Tenant may, at its option, pay such Other Taxes in such installments together with any interest due thereon provided that Tenant shall have paid, or provided to Landlord or Mortgagee, such amounts as are necessary for the payment of,  all such installments prior to the expiration or earlier termination of this Lease.  “Other Taxes” shall mean all taxes, assessments, excises, levies, fees and charges, including all payments related to the cost or occupation of providing facilities or services, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority upon, or measured by, or reasonably attributable to (i) the Premises, (ii) the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord, (iii) any Rent payable under this Lease, including any gross income tax or excise tax levied by any public or government authority with respect to the receipt of any such Rent but only to the extent that such taxes are in lieu of or a substitute for any Property Taxes, (iv) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or (v) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.  “Other Taxes” shall not include net income, or inheritance taxes of Landlord unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Other Taxes.

(c)                                  Except for any tax on the net income derived from the Fixed Rent, if at any time during the Term, any method of taxation shall be such that there shall be levied, assessed or imposed on the Landlord, or on the Fixed Rent or Additional Rent, or on the Premises, or any portion thereof, a capital levy, gross receipts tax, occupational license tax or other tax on the Rents received therefrom, or a franchise tax, or an assessment, gross receipts levy or charge measured by or based in whole or in part upon such gross Rents, Tenant, to the extent permitted by law, covenants to pay and discharge the same, it being the intention of the parties hereto that the Fixed Rent to be paid hereunder shall be paid to Landlord absolutely net without deduction or charge of any nature whatsoever, foreseeable or unforeseeable, ordinary or extraordinary, or of any nature, kind, or description, except as otherwise expressly provided in this Lease.

(d)                                 Tenant covenants to furnish Landlord, within fifteen (15) days after request by Landlord official receipts of the appropriate taxing authority, if any, or other appropriate proof reasonably satisfactory to Landlord, evidencing the payment of all Impositions.  The certificate, advice or bill of the appropriate official designated by law to make or issue the same or to receive payment of any Imposition may be relied upon by Landlord as sufficient evidence that such Imposition is due and unpaid at the time of making or issuance of such certificate, advice or bill.

(e)                                  Tenant shall have the right to contest the amount or validity, in whole or in part, of any Property Tax or Other Tax or to seek a reduction in the valuation of the Premises as assessed for real estate property tax purposes by appropriate proceedings diligently conducted in good faith (but only after payment of such Tax).  Landlord shall not be required to join in any proceeding referred to in this subparagraph (e) unless required by law, in which event Landlord shall, upon written request by Tenant, join in such proceedings or permit the same to be brought in its name, all at Tenant’s expense.  Landlord agrees to provide, at Tenant’s expense, whatever assistance Tenant may reasonably require in connection with any such contest.  Tenant covenants that Landlord shall not suffer or sustain any costs or expenses (including counsel fees) or any liability in connection with any such proceeding.  No such consent shall subject Landlord to any civil liability or the risk of any criminal liability or forfeiture.

(f)                                    During the continuance of any Event of Default or as required by a Mortgagee, Tenant shall pay to Landlord on the first day of each calendar month an amount equal to one twelfth (1/12) of the Property Taxes and Other Taxes thereafter due and payable, as reasonably estimated by Landlord on the basis of assessments and bills and estimates thereof.  Such amounts shall be held by Landlord or Mortgagee, without interest, and shall not be deemed to be trust funds but shall not be commingled with the general funds of Landlord and shall instead be held in a separate escrow account of Landlord or Mortgagee, as applicable, opened and maintained for this Lease alone; provided, however, to the extent so received, any Mortgagee which is an entity unaffiliated with Landlord or any affiliate of Landlord, may commingle such funds.  Landlord shall apply such amounts paid by Tenant under this paragraph 6(f) (including any amounts tendered by Tenant which are intended for interest if Tenant shall have elected to make such payments in installments) to the payment before delinquency of the Property Taxes and Other Taxes, subject to any rights of the Mortgagee thereto.  Landlord and Mortgagee shall make no charge for holding and applying such amounts.  If at any time the amount on deposit pursuant to this paragraph 6(f) shall be less than the amount reasonably deemed necessary by Landlord to pay such Property Taxes or Other Taxes as they become due, Tenant shall pay to Landlord the amount necessary to make the deficiency within five (5) Business Days after notice from Landlord requesting payment thereof.

(g)                                 Landlord will, within thirty (30) days after receipt, reimburse Tenant for any refund of Property Tax or Other Tax received by Landlord or Mortgagee as a result of any tax contest relating to the Term.

7.                                      NET LEASE; NON-TERMINABILITY

(a)                                  This is an absolutely net lease and the Fixed Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid without notice (except as expressly provided herein), demand, set-off, counterclaim, abatement, suspension, deduction or defense.  It is the intention of the parties hereto that the Fixed Rent shall be an absolutely net return to Landlord throughout the Term of this Lease.  In order that such Rent shall be absolutely net to Landlord, Tenant shall pay when due, and save Landlord harmless from and against, any and all costs, charges and expenses attributable to the Premises, including each fine, fee, penalty, charge (including governmental charges), assessments, sewer rent, Impositions, insurance premiums as may be required from time to time by Landlord or Mortgagee, utility expenses, carrying charges, costs, expenses and obligations of every kind and nature whatsoever, general and special, ordinary and extraordinary, foreseen and unforeseen, the payment for which Landlord or Tenant is, or shall become liable by reason of any rights or interest of Landlord or Tenant in, to or under the Premises or this Lease or in any manner relating to the ownership, leasing, operation, management, maintenance, repair, rebuilding use or occupation of the Premises, or of any portion thereof; provided, however, that nothing herein contained shall be construed as imposing upon Tenant any obligation to pay any estate, inheritance, succession, franchise (to the extent excluded as set forth in Paragraph 6) or transfer tax of Landlord growing out of, or levied in connection with, this Lease or the Landlord’s right or interest in the Premises.

(b)                                 This Lease shall not terminate, nor shall Tenant have any right to terminate this Lease, except as expressly provided in paragraph 14, nor shall Tenant be entitled to any abatement or reduction of Rent hereunder except as required by paragraph 14, nor shall the obligations of Tenant under this Lease be affected, by reason of (i) any damage to or destruction of all or any part of the Premises from whatever cause; (ii) subject to paragraph 14, the taking of the Premises or any portion thereof by condemnation, requisition or eminent domain proceedings; (iii) the prohibition, limitation or restriction of Tenant’s use of all or any part of the Premises, or any interference with such use, (iv) any eviction by paramount title or otherwise, (v) Tenant’s acquisition or ownership of all or any part of the Premises otherwise than as expressly provided herein; (vi) any default on the part of Landlord under this Lease, or under any other agreement to which Landlord and Tenant may be parties; or (vii) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding.  It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Fixed Rent, the Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to any express provision of this Lease.  Tenant agrees that Tenant will not be relieved of the obligations to pay the Fixed Rent or any Additional Rent in case of damage to or destruction or a condemnation (except as expressly provided in paragraph 14) of the Premises.

(c)                                  Tenant agrees that it will remain obligated under this Lease in accordance with its terms, and that it will not take any action to terminate, rescind or void this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or winding-up or other proceeding affecting Landlord or its successor in interest, or (ii) any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or its successor in interest or by any court in any such proceeding.

(d)                                 Tenant waives all rights which may now or hereafter be conferred by law (i) to quit, terminate or surrender this Lease or the Premises or any part thereof, or (ii) to any abatement, suspension, deferment or reduction of the Fixed Rent, Additional Rent or any other sums payable under this Lease, except as otherwise expressly provided herein.

8.                                      SERVICES

Tenant shall, at Tenant’s sole cost and expense, supply the Premises with electricity, heating, ventilating and air conditioning, water, natural gas, lighting, replacement for all lights, restroom supplies, telephone service, window washing, security service, janitor, pest control and disposal services (including hazardous and biological waste disposal), and such other services as Tenant determines to furnish to the Premises.  Landlord shall not be in default hereunder or be liable for any damage or loss directly or indirectly resulting from, nor shall the Fixed Rent or Additional Rent be abated or a constructive or other eviction be deemed to have occurred by reason of, the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, any failure to furnish or delay in furnishing any such services, whether such failure or delay is caused by accident or any condition beyond the control of Landlord or Tenant or by the making of repairs or improvements to the Premises, or any limitation, curtailment, rationing or restriction on use of water, electricity, gas or any form of energy serving the Premises, whether such results from mandatory governmental restriction or voluntary compliance with governmental guidelines.  Tenant shall pay the full cost of all of the foregoing services and all other utilities and services supplied to the Premises as Additional Rent.

9.                                      REPAIRS AND MAINTENANCE; REPLACEMENT

(a)                                  At all times on and after the Commencement Date to and including the date of the termination of the Term, by lapse of time or otherwise, Tenant shall, at its own sole cost and expense, keep the Premises in good order and in a condition equal to or better than the condition existing as of the date hereof, subject to ordinary wear and tear, except as repaired, rebuilt or altered as required or permitted by this Lease (or, in the case of termination pursuant to paragraph 14, as condemned).  Tenant shall timely and properly maintain, repair and replace all of the Premises and all its component parts, including parking lot surface and stripes, all landscaping, mechanical systems, electrical and lighting systems, plumbing and sewage systems, fixtures and appurtenances, interior and exterior walls, roof, foundations, floor slabs, columns and structural steel so as to preserve and protect the useful life, utility and value of such components, and in all events so as to preserve the effectiveness of any warranty relating thereto, such repairs and replacements to be at least equal in quality and class to the original work.  If any building system or component shall become obsolete, non-functional, or uneconomic to repair, Tenant shall remove such item from the Premises and, promptly replace it with an item of comparable initial value and function.  Promptly upon installation of any equipment which is not Tenant Trade Fixtures, Tenant shall deliver to Landlord the original warranty relating to such equipment (which shall specify Landlord as the owner of the equipment and upon Landlord’s receipt of such original warranty, Landlord shall be deemed to have granted Tenant a non-exclusive license and authority of Landlord solely to enforce such warranty during the Term of the Lease).  Tenant shall deliver to Landlord a written statement showing all removals and replacements of such systems or components during the preceding calendar year, including manufacturers, model numbers, and serial numbers.  Except for Site Assessments as provided in paragraph 26(d), Landlord may, upon ten (10) Business Days’ prior notice cause independent private inspectors to make inspections of any building and building systems on the Premises or segments thereof to determine Tenant’s compliance under this paragraph 9.  Tenant shall pay the cost of one (1) such inspection on the Premises by or on behalf of Landlord once every two (2) calendar years; provided, however, if such inspection by Landlord reveals that the Premises, or any portion thereof, including any equipment thereon, is not in the condition required by this Lease, then Tenant shall pay for such additional inspections performed by Landlord through the inspection approving the condition of such Premises as being in conformity with the Lease.  Notwithstanding the foregoing requirements of this paragraph 9, Tenant shall have no obligation to deliver any warranties for any Trade Fixtures at the Premises which may and which are subsequently removed by Tenant upon expiration or earlier termination of this Lease.

Landlord may, but is not required to, after five (5) Business Days notice to Tenant (except in the case of emergency, in which case Tenant shall be given notice contemporaneously with entry), enter the Premises and make such repairs, alterations, improvements, additions, replacements or maintenance as Landlord deems necessary to cure any Event of Default of Tenant hereunder which remains uncured after the expiration of any notice and cure period provided under this Lease, as applicable, in a diligent fashion, and Tenant shall pay Landlord as Additional Rent forthwith (and in any event within thirty (30) days) after being billed for same by Landlord the cost thereof plus an administrative fee of five percent (5%) of such cost, which bill shall be accompanied by reasonably supporting documentation.  Such amounts shall bear interest at the Overdue Rate from the date of expenditure by Landlord to the date of repayment by Tenant at the Overdue Rate.

(b)                                 It is intended by Tenant and Landlord that Landlord shall have no obligation, in any manner whatsoever, to repair or maintain the Premises (or any equipment therein), whether structural or nonstructural, all of which obligations are intended, as between Landlord and Tenant, to be those of Tenant.  Tenant expressly waives the benefit of any statute now or in the future in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition and repair.  Notwithstanding the foregoing, Landlord shall repair or restore the Premises to the extent such repairs or restoration is necessitated by any act or omission of Landlord, its agents, contractors or employees.

(c)                                  Tenant shall maintain on the Premises, and turn over to Landlord upon expiration or termination of this Lease, then current operating manuals and original warranties (to the extent applicable) for the equipment then located on the Premises specifically excluding, in all cases, Tenant’s Trade Fixtures at the Premises which may be and which are subsequently removed by Tenant upon expiration or earlier termination of this Lease.

10.                               DESTRUCTION OF OR DAMAGE TO PREMISES

If the Premises is damaged by fire or other casualty during the Term of this Lease, Tenant shall (a) repair such damage and restore the Premises to substantially the same or better condition as existed before the occurrence of such fire or other casualty using materials of the same or better grade than that of the materials being replaced (herein, a “Casualty Repair”) and this Lease shall remain in full force and effect.  Such repair and replacement by Tenant shall be done in accordance with paragraph 23 and the standards of paragraph 9 and Tenant shall, at its expense, obtain all permits required for such work. An architect or engineer selected by Landlord shall review, at Tenant’s expense, all plans and specifications and all draw requests hereunder.  In no event shall Fixed Rent or Additional Rent abate, nor shall this Lease terminate by reason of such damage or destruction.  Provided that no Event of Default by Tenant shall then exist under this Lease (and no event has occurred which, with the passage of time, the giving of notice, or both, would constitute an Event of Default), and provided Tenant has:  (i) delivered to Landlord plans and specifications and a budget for such Casualty Repair (all of which Landlord shall have approved), and (ii) deposited with Landlord or the Proceeds Trustee cash in the sum equal to the excess, if any, of the total cost set forth in such approved budget over the amount of insurance proceeds received on account of such casualty, then to the extent such proceeds are available to Landlord from Mortgagee, Landlord shall make available to Tenant all insurance proceeds actually received by Landlord on account of such casualty, for application to the costs of such approved repair and restoration, as set forth below.

For all Casualty Repairs, the following apply:

As used herein the “Casualty Threshold” means $250,000; provided, however, that if Tenant or Guarantor, at the time of such fire or casualty, has a Credit Rating of “BBB+” or higher from S&P and “Baa1” or higher from Moody’s, then the “Casualty Threshold” shall be $1,000,000.  If the Net Casualty Proceeds are less than the Credit Threshold at the time of the applicable fire or other casualty, such Net Casualty Proceeds shall be paid to Tenant to apply to the cost of restoration.  If the Net Casualty Proceeds are equal to or greater than the Casualty Threshold at the time of the applicable fire or other casualty, such Net Casualty Proceeds shall be paid to the Proceeds Trustee (herein called the “Restoration Fund”) for release to Tenant as restoration progresses, subject to and in accordance with paragraph 23(c).  If Landlord mortgages the Premises with a Mortgage, the Mortgagee thereunder may, at its option be appointed

Proceeds Trustee for so long as such Mortgage remains outstanding and such Mortgagee does not control Landlord or is not controlled by or under common control with Landlord.  Insurance proceeds shall be deposited in an interest bearing account and interest shall be distributed to Tenant upon completion of said installation, repair, replacement or rebuilding, provided no default has occurred and is continuing hereunder.  All checks drawn on said account shall be signed by the Proceeds Trustee.  Insurance proceeds shall be disbursed to Tenant by the Proceeds Trustee under the following procedure:

(i)                                     No more frequently than once per calendar month, Tenant may request that Landlord reimburse Tenant out of such insurance proceeds for costs incurred by Tenant for work in place to repair and restore the damaged Premises during the immediately preceding calendar month.  Tenant’s request shall certify that all work for which reimbursement is requested was performed in compliance with the plans and specifications approved by Landlord pursuant to paragraph 23 and all applicable laws, and shall include reasonably satisfactory evidence of the costs incurred by Tenant and unconditional partial (as to the amount received compared to percentage completion) or final lien releases, as applicable, in form and substance required by applicable law executed by all mechanic’s, materialmen, laborers, suppliers and contractors who performed any portion of the repair work or supplied materials; and

(ii)                                  Within fifteen (15) days after receiving Tenant’s request, Landlord shall approve or disapprove Tenant’s request, which approval shall not be unreasonably withheld, delayed, or conditioned by written notice to Tenant.  If Landlord approves all or any portion of a request and Landlord has received (and not previously disbursed) insurance proceeds for such costs, then Landlord’s approval shall include a check in the amount approved by Landlord.  If Landlord disapproves all or any portion of a request, then Landlord’s notice shall state the reasons for that disapproval.  Landlord’s failure to deliver a notice approving or disapproving a request shall be conclusively deemed Landlord’s disapproval of the request.

11.                               INSURANCE, HOLD HARMLESS AND INDEMNIFICATION

(a)                                  To the fullest extent permitted by law, Landlord shall not be liable to Tenant for any damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises arising at any time and from any cause whatsoever, except to the extent such liability arises out of any act or omission of Landlord, its agents, employees or contractors.  Tenant waives all claims against Landlord arising from any liability described in this paragraph 11(a).

(b)                                 Except to the extent such liability arises out of the acts or omissions of Landlord, its agents, employees or contractors, Tenant hereby agrees to indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including attorneys’ fees and disbursements, arising from or related to any use or occupancy of the Premises, or any condition of the Premises, or any default in the performance of Tenant’s obligations hereunder, or any damage to any property (including property of employees and invitees of Tenant) or any bodily or personal injury, illness or death of any person (including employees and invitees of Tenant) occurring in, on or about the Premises or any part thereof or any part of the building or the land constituting a part of the Premises arising at any time and from any cause whatsoever or occurring outside the Premises when such damage, bodily or personal injury, illness or death is caused by any act or omission of Tenant or its agents, officers, employees, contractors, invitees or licensees.  This paragraph 11(b) shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination.

(c)                                  Tenant shall, at all times and during the term of this Lease and at Tenant’s sole cost and expense, obtain and keep in force comprehensive commercial general liability insurance, including contractual liability (specifically covering this Lease), cross liability, fire legal liability, and premises operations, all on an “occurrence” policy form, with a minimum combined single limit in the amount of Thirty Million Dollars ($30,000,000) per occurrence for bodily or personal injury to, illness of, or death of persons and damage to property occurring in, on or about the Premises, and such insurance shall name the Landlord, any Mortgagee, and any other parties designated by Landlord as additional insureds.  Tenant shall, at Tenant’s sole cost and expense, be responsible for insuring Tenant’s furniture, equipment, fixtures, computers, office machines and personal property.

(d)                                 Tenant shall, at all times during the term of this Lease and at Tenant’s sole cost and expense, obtain and keep in force worker’s compensation and employer’s liability insurance in New York State.

(e)                                  Tenant shall, at all times during the Term of this Lease, at Tenant’s sole cost and expense, obtain and keep in force or reimburse Landlord for the cost of (a) insurance against loss (including terrorism, earthquake and flood) or damage to the Premises by fire and all other risks of physical loss (including earthquake and flood) covered by insurance of the type now known as “all risk,” with difference in conditions coverage, in an amount not less than the full replacement cost of the Premises (without deduction for depreciation), including the cost of debris removal and such endorsements as Landlord may reasonably require, and containing “Replacement Cost” and “Agreed Amount” endorsements; (b) boiler and machinery insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, ventilation and air conditioning equipment, and elevator and escalator equipment, provided the Premises contain equipment of such nature and insurance against loss of occupancy or use arising from any breakdown of any such items, in such amounts as Landlord may reasonably determine; (c) business interruption insurance insuring that the Fixed Rent will be paid to Landlord for up to one year if the Premises are destroyed or rendered untenantable by any cause insured against (it being understood that the existence of such insurance does not reduce Tenant’s obligation to pay Fixed Rent without diminution), and in the event of termination of this Lease due to any such insured cause, pay to Landlord one year’s Fixed Rent; and (d) insurance in amounts and against such other risks as Landlord or Mortgagee may reasonably require and against such risks as are customarily insured against by operators of similar properties.

(f)                                    All insurance required to be maintained by Tenant under this paragraph 11 and all renewals thereof shall be issued by good and responsible companies qualified to do and doing business in the state where the Premises are located and having an S&P claims paying ability rating of at least “A” and shall be reasonably satisfactory to Landlord.  All deductible amounts shall not exceed $100,000 under each such insurance policy.  Each policy to be maintained by Tenant shall expressly provide that the policy shall not be canceled or altered without thirty (30) days’ prior written notice to Landlord and Mortgagee and shall remain in effect notwithstanding any such cancellation or alteration until such notice shall have been given to Landlord and such period of thirty (30) days shall have expired.  All insurance under this paragraph 11 to be maintained by Tenant shall designate Landlord, Mortgagee, and any other parties designated by Landlord as an additional insured and loss payee, shall be primary and noncontributing with any insurance which may be carried by Landlord, shall afford coverage for all claims based on any act, omission, event or condition that occurred or arose (or the onset of which occurred or arose) during the policy period, and shall expressly provide that Landlord, although named as an additional insured, shall nevertheless be entitled to recover under the policy for any loss, injury or damage to Landlord.  Tenant may carry such insurance under “blanket” policies, provided such policies expressly reserve an amount of coverage for the Premises equal to the amount required by this Lease.  Upon the issuance of each such policy to be maintained by Tenant, Tenant shall deliver a certificate thereof (Acord 27 form) to Landlord for retention by Landlord.  Tenant shall pay to Landlord, immediately upon demand all costs incurred by Landlord, as Additional Rent, to obtain and maintain in effect the policies of insurance required under this paragraph 11 or otherwise required by Landlord.

(g)                                 Landlord and Tenant, as applicable, either prior to or immediately after the Commencement Date, procure from each of their respective insurers providing the insurance required by this paragraph 11, a waiver of all rights of subrogation which such insurer might otherwise, if at all, have to any claims against Landlord or Tenant, as applicable.

(h)                                 During the continuance of any Event of Default or as required by a Mortgagee, Tenant shall pay to Landlord on the first day of each calendar month an amount equal to one twelfth (1/12) of the premiums for the insurance required by this paragraph 11, as reasonably estimated by Landlord on the basis of bills and estimates thereof.  If such premium payments shall have been made by Tenant, such amounts shall be held by Landlord or Mortgagee, without interest, and shall not be deemed to be trust funds and may be commingled with the general funds of Landlord or Mortgagee.  Landlord shall apply such amounts to the payment of the insurance premiums with respect to which such amounts were paid, subject to any rights of Mortgagee thereto.  Landlord and Mortgagee shall make no charge for holding and applying such amounts.  If at any time the amount on deposit pursuant to this paragraph 11(h) shall be less than the amount deemed necessary by Landlord to pay such premiums as they become due, Tenant shall pay to Landlord the amount necessary to make the deficiency within five (5) days after notice from Landlord requesting payment thereof.  Upon the expiration or termination of the term of this Lease (other than as a result of an Event of Default), Landlord shall promptly refund, and cause its Mortgagee to refund, to Tenant any amount held by Landlord pursuant to this paragraph.

12.                               COMPLIANCE WITH LAWS, COVENANTS

Tenant shall throughout the Term promptly comply or cause compliance with or remove or cure any violation of any and all present and future laws including the Americans with Disabilities Act of 1990, as the same may be amended from time to time, ordinances (zoning or otherwise), orders, rules, regulations and requirements of all Federal, State, municipal and other governmental bodies having jurisdiction over the Premises and the appropriate departments, commissions, boards and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Premises are situated, or any other body now or hereafter constituted exercising lawful or valid authority over the Premises (collectively, “Legal Requirements”), or any portion thereof, or the sidewalks, curbs, roadways, alleys or entrances adjacent or appurtenant thereto, or exercising authority with respect to the use or manner of use of the Premises, or such adjacent or appurtenant facilities, and whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord or Tenant or shall involve any change in governmental policy, or require structural or extraordinary repairs, alterations or additions by Tenant and irrespective of the amount of the costs thereof.  Tenant, at its sole cost and expense, shall comply with all agreements, contracts, easements, restrictions, reservations or covenants, if any, running with the land or hereafter created by Tenant or consented to, in writing, by Tenant or requested, in writing, by Tenant.  Tenant shall also comply with, observe and perform all provisions and requirements of all policies of insurance at any time in force with respect to the Premises and required to be obtained and maintained by Tenant under the terms of paragraph 11 hereof and shall comply with all development permits issued by governmental authorities issued in connection with development of the Premises; provided, however, Landlord agrees, upon request of Tenant, to sign promptly and without a charge therefor (except as provided in the final sentence of this subparagraph) any applications or filings (1) for such licenses and permits as may be required by Legal Requirements for the conduct, operation or restoration of the Premises and the business to be conducted therein in accordance with the terms hereof, and (2) the maintenance of the existing zoning for each Site to continue to permit Tenant’s use thereof, in both cases where the signature of Landlord is required by Legal Requirements in force at the time.  All costs incurred by Landlord in connection with obtaining any such licenses and permits and zoning matters shall be borne by Tenant.

If Tenant shall at any time fail to pay any Imposition in accordance with the provisions of paragraphs 6 or 26, or to take out, pay for, maintain and deliver any of the insurance policies or certificates of insurance provided for in paragraph 11, or shall fail to make any other payment or perform any other act on its part to be made or performed hereunder, then Landlord, after five business (5) days prior written notice to Tenant (or without notice in situations where Landlord determines that delay is likely to cause harm to Landlord’s interest in the Premises), and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may, but shall be under no obligation to do so,

(i)                                     pay any Imposition payable by Tenant pursuant to this Lease; or

(ii)                                  make any other payment or perform any other act on Tenant’s part to be paid or performed hereunder which Tenant shall not have performed within the time required therefor, except that any time permitted to Tenant to perform any act required by this paragraph shall be extended for such reasonable period not to exceed one hundred eighty (180) days as may be necessary to effectuate such performance, provided throughout such time Tenant is continuously, diligently and in good faith prosecuting such performance.

Landlord may enter upon the Premises for any such cure purpose set forth in this paragraph 12 and take all such action in or on the Premises as may be necessary therefor pursuant to this paragraph 12.  All sums, reasonable under the circumstances, actually so paid by Landlord and all costs and expenses, including attorney’s fees, incurred by Landlord in connection with the performance of any such act, together with interest thereon at the Overdue Rate and an administrative fee equal to five percent (5%) of all such costs and expenses, shall be paid by Tenant to Landlord on demand and submission of reasonable evidence of such expenditures.  Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant’s failure to provide and keep in force insurance as aforesaid, to the amount of the insurance premium or premiums not paid or incurred by Tenant, and which would have been payable upon such insurance, but Landlord shall also be entitled to recover, as damages for such breach, the uninsured amount of any loss, damages, costs and expenses of suit, including attorney’s fees, suffered or incurred by reason of damage to or destruction of the Premises, or any portion thereof or other damage or loss which Tenant is required to insure against hereunder, occurring during any period when Tenant shall have failed or neglected to provide insurance as aforesaid.

13.                               PARTIAL TAKING

If less than substantially all of the Premises shall be taken for public or quasi-public purposes, Tenant will promptly, at its sole cost and expense, restore, repair, replace or rebuild the improvements so taken in conformity with the requirements of paragraph 9 as nearly as practicable to the condition, size, quality of workmanship and market value thereof immediately prior to such taking, without regard to the adequacy of any condemnation award for such purpose.  There shall be no abatement of Rent during such period of restoration.  In performing its obligations, Tenant shall be entitled to all condemnation proceeds available to Landlord for restoration or repair of the Premises under the same terms and conditions for disbursement set forth for casualty proceeds in paragraph 10 hereof, including such proceeds being made available by Mortgagee.  Tenant shall, at its sole cost and expense, negotiate and, if necessary, litigate, the amount of the award, and Landlord shall have the right to participate in such process, and if Tenant fails to diligently prosecute such efforts, Landlord may take control of the process.  Any condemnation proceeds in excess of the amounts as are made available to Tenant for restoration or repair of the Premises, shall be the sole and exclusive property of Landlord.  Tenant shall have the right to participate in condemnation proceedings with Landlord, and shall be entitled to receive any award made by the condemning authority in respect of business loss or, if available, business relocation and any other claim permitted by law which does not, in any such case, diminish Landlord’s recovery.

14.                               SUBSTANTIAL TAKING

If all or substantially all of the Premises shall be taken for public or quasi-public purposes, and if Tenant determines that such event has rendered the Premises unavailable for use or unsuitable for restoration for continued use and occupancy in Tenant’s business, then Tenant, in lieu of rebuilding as contemplated by paragraph 13, shall, not later than 90 days after such occurrence (including a final determination of the condemnation award associated therewith), deliver to Landlord (i) notice of its intention to terminate this Lease on a date occurring not more than 180 days nor less than 90 days after such notice (the “Termination Date”), (ii) a certificate by the president or a vice president of Tenant describing the event giving rise to such termination, stating that such event has rendered the Premises unavailable for use or unsuitable for restoration for continued use and occupancy in Tenant’s business and that such termination will not violate any operating agreement or covenant then in effect, and (iii) an irrevocable offer to purchase any remaining portion of the Premises and the related condemnation award at a price equal to the greater of (x) $14,800,000.00 plus any prepayment premium or breakage fees charged by Mortgagee, or (y) the fair market value (as determined in accordance with Exhibit E) of the Premises, considered as encumbered by this Lease including assuming all Extension Terms have been exercised by Tenant and considered as not having been the subject of a condemnation.  Notwithstanding the foregoing, in no event shall the final determination of the condemnation award exceed $16,280,000.00.  Landlord shall accept or reject such offer by notice given to Tenant not later than thirty (30) days after receipt of Tenant’s notice, and if Landlord fails to act, it shall be deemed to have accepted the offer.  If Landlord shall have accepted such offer or is deemed to have accepted such offer, (1) on the Termination Date, Landlord shall convey by special or limited warranty deed to Tenant any remaining portion of the Premises in accordance with paragraph 29, along with the right to receive any related condemnation award to which Landlord is entitled, (2) this Lease shall no longer apply to the Premises as of the Termination Date, except for liabilities which accrued prior thereto related to the Premises, (3) Landlord and Tenant shall execute a termination to this Lease confirming the foregoing, which termination shall be prepared by or on behalf of Landlord, and (4) Tenant shall pay all of Landlord’s costs and expenses (including attorney’s fees and expenses) related to all of the foregoing.  If Landlord rejects such offer, as of the Termination Date, (1) this Lease shall no longer apply to the Premises, except for liabilities which accrued prior thereto related to the Premises, (2) Landlord and Tenant shall execute a termination of this Lease confirming the foregoing, which termination shall be prepared by or on behalf of Landlord, and (3) Tenant shall pay all of Landlord’s costs and expenses (including attorney’s fees and expenses) related to all of the foregoing.

15.                               DEFAULT:  EVENTS OF DEFAULT

The occurrence of any one or more of the following events (“Event of Default”) shall constitute a breach of this Lease by Tenant:

(a)                                  Tenant fails to pay any Fixed Rent as and when such Fixed Rent becomes due, and such failure continues for five (5) days after written notice thereof, provided that if Tenant is more than five (5) days late in the payment of Fixed Rent once in any twelve (12) consecutive

8

month period, only one notice need be given by Landlord during such 12 month period and any subsequent failure to pay Fixed Rent on or before its due date within such twelve (12) consecutive months shall constitute an Event of Default after five (5) days without notice; or

(b)                                 Tenant fails to pay any Additional Rent as and when such Additional Rent becomes due and payable and such failure continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; or

(c)                                  An Event of Default occurs under paragraph 25, subletting/assignment; or

(d)                                 Tenant fails to perform or breaches any agreement or covenant of this Lease not separately covered in this paragraph 15 to be performed or observed by Tenant as and when performance or observance is due and such failure or breach continues for more than thirty (30) days after Landlord’s giving written notice thereof to Tenant; provided, however, that if, by the nature of such agreement or covenant, such failure or breach cannot reasonably be cured within such period of thirty (30) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure or breach within such period of thirty (30) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach within a reasonable time not to exceed one hundred eighty (180) days; or

(e)                                  Tenant (i) files, or consents by answer or otherwise to the filing against Tenant of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors’ relief law of any jurisdiction, (ii) makes an assignment for the benefit of Tenant’s creditors, (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or of any substantial part of Tenant’s property, or (iv) takes action for the purpose of any of the foregoing; or

(f)                                    A court or government authority enters an order, and such order is not vacated within sixty (60) days, (i) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenant’s property, or (ii) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy, insolvency or other debtors’ relief law of any jurisdiction, or (iii) ordering the dissolution, winding-up or liquidation of Tenant; or

(g)                                 Any event occurs which is specifically stated to be an Event of Default under this Lease; or

(h)                                 An event of default shall occur under any loan agreement or indenture of Tenant or Guarantor securing an amount in excess of $10,000,000 and which event of default causes the lenders under such loan agreement or indenture to exercise the right to accelerate the debt secured thereby.  Tenant shall promptly give notice of any such acceleration to Landlord; or

(i)                                     Any representation or warranty of Tenant contained in any writing delivered to Landlord shall have been materially and adversely false as of the date it was made; or

(j)                                     This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within sixty (60) days; or

(k)                                  Tenant shall abandon the Premises for one hundred eighty (180) days.  Landlord and Tenant agree that no portion of the Premises shall be deemed to be abandoned if during such period of abandonment, Tenant shall continue to pay Rent and maintain the Premises in accordance with this Lease and if such portion of the Premises (i) is included in security procedures involving maintaining at least one (1) person at such portion of the Premises at all times, (ii) daily inspections are made to such portions of the Premises (which inspections may be made by the security personnel), and (iii) one (1) such portion of the Premises is otherwise in compliance with the terms of this Lease; or

(l)                                     Any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against Tenant or Guarantor and not paid within thirty (30) days after the rendering of a final non-appealable determination that Tenant or Guarantor is liable for such payment; or

(m)                               Tenant fails to pay any insurance premiums when due or otherwise fails to continuously maintain all insurance required to be maintained by Tenant in accordance with the terms and conditions of this Lease; or

(n)                                 Guarantor defaults in its obligations under the Guaranty.

Landlord may treat the occurrence of any one or more of the foregoing Events of Default as a breach of this Lease.  For so long as such Event of Default continues, Landlord, at its option and with or without notice or demand of any kind to Tenant or any other Person, may have any one or more of the remedies provided in this Lease, in addition to all other remedies and rights provided at law or in equity.

16.                               REMEDIES

Upon the occurrence of an Event of Default, Landlord shall, in addition to, and not in derogation of any remedies for any preceding breach, with or without notice of demand (except as otherwise expressly provided herein) and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such Event of Default have all of the following remedies available:

(a)                                  Landlord shall have the right to terminate Tenant’s right to possession of the Premises and repossess the Premises by any lawful means without terminating this Lease.  Landlord shall use good faith and reasonably prompt efforts, to the extent required by applicable law of the state where the Premises are located, to re-let the Premises for the account of Tenant for such rent and upon such terms as may be satisfactory to Landlord.  For the purposes of that re-letting, Landlord may repair, and perform normal remodeling and alterations to the Premises.  If Landlord fails to re-let the Premises, Tenant shall pay to Landlord the Rent in this Lease for the balance of the Term as those amounts become due in accordance with the terms of this Lease.  If Landlord re-lets the Premises, but fails to realize a sufficient sum from the re-letting to pay the full amount of Rent in this Lease for the balance of the Term as those amounts become due in accordance with the terms of this Lease, after paying all of the costs and expenses of all normal and customary decoration, repairs, remodeling, alterations and additions and the expenses of the re-letting and of the collection of the rent accruing from the re-letting, Tenant shall pay to Landlord the amount of any deficiency upon Landlord’s demand from time to time made.

(b)                                 Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice, Tenant’s right to possession shall terminate and this Lease shall terminate.  Upon such termination, Landlord shall have the right to recover from Tenant:

(i)                                     The worth at the time of determination of all unpaid Rent which had been earned at the time of termination;

(ii)                                  The worth at the time of determination of the amount of all unpaid Rent for the balance of the then-Term of this Lease after the time of termination excluding the potential Lease term under any unexercised options for any Extension Terms reduced only to the extent of net rental proceeds actually received from any subsequent replacement tenant(s) for the Premises; provided, however, except to the extent the Premises’ state statutes or common law requires Landlord to mitigate its damages arising from an Event of Default by Tenant under this Lease, from and after any such Event of Default, Landlord shall have no duty to mitigate its damages by re-letting, or attempting to re-let, the Premises to any replacement tenant(s); and

(iii)                               All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform all of Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.  The “worth at the time of determination” of the amounts referred to in clause (i) above shall be computed by allowing interest at the Overdue Rate.  The “worth at the time of determination” of the amount referred to in clause (ii) above shall be computed by discounting such amount to present value by using the discount rate equal to the then Treasury Rate.  For the purpose of determining unpaid Rent under clause (i) and (ii) above, the Rent reserved in this Lease shall be deemed to be the total Rent payable by Tenant under paragraph 5 hereof.

(c)                                  Even though Tenant has breached this Lease, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to enforce all its rights and remedies under this Lease, including the right to recover all Rent as it becomes due under this Lease.  Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession unless written notice of such termination is given by Landlord to Tenant.  Landlord shall have unrestricted rights of entry for such purposes following an Event of Default.  Landlord shall be entitled to an administrative fee of five percent (5%) of all amounts expended under this paragraph 16.

(d)                                 All agreements and covenants to be performed or observed by Tenant under this Lease shall be at Tenant’s sole cost and expense and without any abatement of Fixed Rent or

Additional Rent.  If Tenant fails to pay any sum of money to be paid by Tenant or to perform any other act to be performed by Tenant under this Lease as and when due or required to be performed, Landlord shall have the right, but shall not be obligated, and without waiving or releasing Tenant from any obligations of Tenant, to make any such payment or to perform any such other act on behalf of Tenant in accordance with this Lease.  All sums so paid by Landlord and all necessary incidental costs shall be deemed Additional Rent hereunder and shall be payable by Tenant to Landlord on demand, together with interest on all such sums from the date of expenditure by Landlord to the date of repayment by Tenant at the Overdue Rate.  Landlord shall have, in addition to all other rights and remedies of Landlord, the same rights and remedies in the event of the nonpayment of such sums (plus interest at the Overdue Rate) by Tenant as in the case of default by Tenant in the payment of Rent.

(e)                                  Intentionally omitted.

(f)                                    If Tenant abandons or surrenders the Premises, or any portion thereof, or an Event of Default by Tenant pursuant to paragraph 15(k) above shall have occurred, or Tenant is dispossessed by process of law or otherwise, any movable furniture, equipment, trade fixtures or personal property belonging to Tenant and left in the Premises, or any portion thereof, shall be deemed to be abandoned, at the option of Landlord, and Landlord shall have the right to sell or otherwise dispose of such personal property in any commercially reasonable manner.  If Tenant abandons the Premises, or any portion thereof, Landlord shall have the right, but not the obligation, to sublet the Premises, or any portion thereof, on reasonable terms for the account of Tenant, and Tenant shall be liable for all costs of such subletting, including the cost of preparing the Premises, or any portion thereof, for subtenants and leasing commissions paid to brokers.

(g)                                 If any Event of Default has occurred, then Landlord may serve upon Tenant a written five-day notice of cancellation and termination of this Lease.  Upon the expiration of such five-day period, this Lease and the Term shall automatically and without any action by anyone terminate, expire and come to an end, by the mere lapse of time, as fully and completely as if the expiration of such five-day period were the Expiration Date and the last day of the Term as originally defined in this Lease.  The passage of such five-day period constitutes the limit beyond which Tenant’s tenancy no longer exists.  Upon the mere occurrence of the passage of five days following Landlord’s notice, this Lease shall automatically expire by its express terms, and no re-entry or other act shall be necessary to terminate this Lease.  Tenant shall then quit and surrender the Premises to Landlord.  Tenant shall, however, remain liable as this Lease provides.  The termination of this Lease shall in no way limit Tenant’s liability under this Lease.  It is a conditional limitation of this Lease that the Term shall terminate and expire as set forth in this paragraph.  This paragraph is intended to establish a conditional limitation and not a condition subsequent.  This paragraph does not limit any other right or remedy of Landlord.

(h)                                 Tenant hereby expressly waives the right of redemption provided for in New York Real Property Actions and Proceedings Law section 761, and any similar or successor statute.

17.                               SUBORDINATION

(a)                                  Subordination, Non-Disturbance.  Tenant agrees at any time hereafter, and from time to time within ten (10) days of written request of Landlord, to execute and deliver to Landlord at Landlord’s election either (1) an instrument in the form customarily used by any institutional investor becoming a Mortgagee or (2) a subordination, non-disturbance and attornment agreement substantially in the form attached hereto as Exhibit D (in either such case, such instrument, release, document, or agreement is herein called the “Subordination, Non-Disturbance and Attornment Agreement”), in either case subjecting and subordinating this Lease to the lien of any Mortgage, which at any time may be placed upon the Premises, or any portion thereof, by Landlord, and to any replacements, renewals, amendments, consolidations, modifications, extensions or refinancing thereof.  It is agreed, nevertheless, that so long as there exists no Event of Default, such Subordination, Non-Disturbance and Attornment Agreement shall not interfere with, hinder or reduce Tenant’s right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Premises, and all portions thereof, and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease.  The costs of preparing and recording such document shall be borne by Landlord, but Tenant shall be responsible for its own counsel fees.

(b)                                 Mortgagee Protection Clause.  In the event of any act or omission of Landlord constituting a default by Landlord, Tenant shall not exercise any remedy until Tenant has given Landlord and any Mortgagee of the Premises written notice of such act or omission, and until a reasonable period of time (not less than 10 Business Days) to allow Landlord or the Mortgagee to remedy such act or omission shall have elapsed following receipt of such notice.  However, if such act or omission cannot, with due diligence and in good faith, be remedied within such period or cannot be cured simply by the payment of money, the Landlord and the Mortgagee shall be allowed such further period of time as may be reasonably necessary provided that it commences remedying the same with due diligence and in good faith and thereafter diligently prosecutes such cure, provided such cure period shall not extend beyond 270 days after the notice of such default.  Nothing herein contained shall be construed or interpreted as requiring any Mortgagee receiving such notice to remedy such act or omission.

(c)                                  Attornment.  If any Mortgagee shall succeed to the rights of Landlord under this Lease or to ownership of the Premises, whether through possession or foreclosure or the delivery of a deed to the Premises in lieu of foreclosure, then such Mortgagee shall automatically be deemed to have recognized this Lease and to assume the obligations of Landlord hereunder accruing on and after the date such Mortgagee acquired title to the Premises (including the obligation to cure any Landlord defaults then remaining uncured under this Lease), and Tenant shall attorn to and recognize such Mortgagee as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument consistent with the Subordination, Non-Disturbance and Attornment Agreement that such Mortgagee may reasonably request to evidence such attornment (whether before or after the making of the Mortgage).  In the event of any other transfer of Landlord’s interest hereunder, such transferee shall automatically be deemed to have recognized this Lease and to assume the obligations of Landlord hereunder accruing on and after the date of such transfer, Tenant shall attorn to and recognize such transferee as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument consistent with the Subordination, Non-Disturbance and Attornment Agreement that such transferee and Landlord may reasonably request to evidence such attornment.

(d)                                 Acknowledgment.  Upon ten (10) days’ advance written notice, Tenant agrees to execute, acknowledge and deliver a document acknowledging the assignment by Landlord of this Lease to a Mortgagee, in a form then in use among institutional lenders, with such changes therein as may be reasonably requested by the Mortgagee.

18.                               LANDLORD’S RIGHT OF ENTRY

Landlord, Mortgagee, and their respective designees, shall have the right to enter the Premises, and any part of the Premises, at any time during normal business hours and any part of the Premises on five (5) Business Days’ advance notice and to inspect the same, post notices of non-responsibility, monitor construction, perform appraisals, perform engineering studies, and during the last twenty four (24) months of the Term or at any time after an Event of Default, exhibit the Premises to prospective purchasers and mortgagees, and examine Tenant’s books and records pertaining to the Premises, insurance policies, certificates of occupancy and other documents, records and permits in Tenant’s possession with respect to the Premises all of which shall be customary and adequate and reasonably satisfactory to Landlord.

19.                               NOTICES

Notices, statements, demands, or other communications required or permitted to be given, rendered or made by either party to the other pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made, when received by overnight delivery or overnight courier delivery (or, if such delivery is refused, upon the date that delivery would have occurred but for such refusal) or facsimile transmission (with electronic confirmation therefor) with a confirmation copy of the entire original transmittal sent by overnight delivery or by overnight courier delivery addressed to the other parties as follows:

To Landlord:	iStar Garden City LLC
1114 Avenue of the Americas
27th Floor
New York, New York 10036
Attention: Chief Financial Officer
Telephone: (212) 930-9400
Facsimile: (212) 930-9494

With a copy to:	iStar Financial Inc.
1114 Avenue of the Americas
27th Floor
New York, New York 10036
Attention: General Counsel
Telephone: (212) 930-9400
Facsimile: (212) 930-9494

With a copy (which shall not constitute notice) to:
Katten Muchin Zavis Rosenman
525 West Monroe Street
16th Floor
Chicago, Illinois 60661-3693
Attention: Gregory P. L. Pierce, Esq.
Telephone: (312) 902-5200
Facsimile: (312) 902-1061

To Tenant:	AAR CORP.
One AAR Place
1100 North Wood Dale Road
Wood Dale, Illinois 60191
Attention: Tim Romenesko
Telephone: (630) 227-2090
Facsimile: (630) 227-2101

With a copy (which shall not constitute notice) to:
AAR CORP.
One AAR Place
1100 North Wood Dale Road
Wood Dale, Illinois 60191
Attention: Legal Department
Telephone: (630) 227-2040
Facsimile: (630) 227-2058

Schiff Hardin & Waite
623 Fifth Avenue
New York, New York 10022
Attention: Christine A. McGuinness
Telephone: (212) 745-0831
Facsimile: (212) 753-5044

Any party listed in this paragraph 19 may, by notices as aforesaid, designate a different address for addresses for notice, statements, demands or other communications intended for it.

20.                               ESTOPPEL CERTIFICATE; FINANCIAL DATA

(a)                                  At any time and from time to time, Tenant shall, within ten (10) Business Days after written request by Landlord, execute, acknowledge and deliver to Landlord a certificate certifying:  (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (b) the Commencement Date and the Expiration Date determined in accordance with paragraph 4 and the Basic Lease Information, and the date, if any, to which all Rent and other sums payable hereunder have been paid; (c) the amount of Fixed Rent currently payable monthly, (d) that no notice has been received by Tenant of any default by Tenant hereunder which has not been cured, except as to defaults specified in such certificate; (e) that Landlord is not in default under this Lease, except as to defaults specified in such certificate; and (f) such other matters as may be reasonably requested by Landlord or any actual or prospective purchaser or mortgage lender.  Any such certificate may be relied upon by Landlord and any actual or prospective purchaser or mortgage lender of the Premises or any part thereof.

(b)                                 Tenant shall and shall cause Guarantor to deliver to Landlord and to any Mortgagee, Lender, or purchaser designated by Landlord the following information within ninety (90) days after the end of each fiscal year of Guarantor or such longer period as may be permitted by any nationally recognized stock exchange upon which Guarantor’s capital stock is listed:  an audited balance sheet of Guarantor and Guarantor’s consolidated subsidiaries as at the end of such year, an audited statement of profits and losses of Guarantor and Guarantor’s consolidated subsidiaries for such year, and an audited statement of cash flows of Guarantor and Guarantor’s consolidated subsidiaries for such year, setting forth in each case, in comparative form, the corresponding figures for the preceding fiscal year in reasonable detail and scope and certified by independent certified public accountants of recognized national standing selected by Tenant and Guarantor; and within forty-five (45) days or such longer period as may be permitted by any nationally recognized stock exchange upon which Tenant’s or Guarantor’s stock is listed after the end of each of the first three fiscal quarters of Guarantor a balance sheet of Guarantor and Guarantor’s consolidated subsidiaries as at the end of such quarter, statements of profits and losses of Guarantor and Guarantor’s consolidated subsidiaries for such quarter and a statement of cash flows of Guarantor and Guarantor’s consolidated subsidiaries for such quarter, setting forth in each case, in comparative form, the corresponding figures for the similar quarter of the preceding year (or in the case of an interim balance sheet, to the end of the prior year), in reasonable detail and scope, and certified to be complete and accurate by a financial officer of Guarantor having knowledge thereof; the foregoing financial statements all being prepared in accordance with generally accepted accounting principles, consistently applied.  If and so long as Tenant and Guarantor is a reporting company under the Securities and Exchange Act of 1934, as amended, the foregoing requirements of this paragraph 20(b) will be satisfied by the delivery of Tenant’s or Guarantor’s Forms 10-K, 10-Q and annual reports promptly upon their filing with the Securities and Exchange Commission.  Together with the annual financial statements described above, Tenant shall deliver to Landlord an annual Premises operating expense statements for the Premises in detail reasonably satisfactory to Landlord and certified to be complete and accurate by an officer of Tenant or Guarantor.

(c)                                  Upon ten (10) days’ prior notice, Tenant and Guarantor will permit Landlord and its professional representatives to visit Tenant’s and Guarantor’s offices, and discuss Tenant’s and Guarantor’s affairs and finances with appropriate officers, and will make available such information as Landlord may reasonably request bearing on the Tenant, Guarantor, the Premises or this Lease as Tenant or Guarantor may maintain in the ordinary course of business.  Landlord shall agree to maintain the confidentiality of any information designated by Tenant or Guarantor as “nonpublic”.  Notwithstanding anything herein to the contrary, and subject to compliance with applicable federal or state securities laws, each party to this Lease, together with any employee, representative or other agent of such party, is expressly authorized to disclose to any and all persons, without limitation of any kind, any information with respect to the “tax structure” and “tax treatment” (as such terms are defined under Treasury Regulation § 1.6011-4(c)) of the transaction contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax structure and tax treatment, provided that with respect to any document or similar item that in either case contains nonpublic information, this sentence shall only apply to such portions of such document or similar item that relate to the tax treatment or tax structure of the transaction contemplated hereby.

21.                               MECHANICS’ LIENS

(a)                                  Except for liens created through the act of Landlord, Tenant shall not suffer or permit any mechanic’s lien or other lien to be filed or recorded against the Premises, equipment or materials supplied or claimed to have been supplied to the Premises at the request of Tenant, or anyone holding the Premises, or any portion thereof, through or under Tenant.  If any such mechanic’s lien or other lien shall at any time be filed or recorded against the Premises, or any portion thereof, Tenant shall cause the same to be discharged of record within thirty (30) days after the date of filing or recording of the same.  However, in the event Tenant desires to contest the validity of any lien it shall (i) on or before thirty (30) days prior to the due date thereof (but in no event later than 30 days after the filing or recording thereof), notify Landlord, in writing, that Tenant intends to so contest same; (ii) on or before the due date thereof, if such lien involves an amount in excess of $50,000 or if any Mortgagee so requires, deposit with Landlord security (in form and content reasonably satisfactory to Landlord or Mortgagee) for the payment of the full amount of such lien, and from time to time deposit additional security so that, at all times, adequate security will be available for the payment of the full amount of the lien together with all interest, penalties, costs and other charges in respect thereof.

If Tenant complies with the foregoing, and Tenant continues, in good faith, to contest the validity of such lien by appropriate legal proceedings which shall operate to prevent the collection thereof and the sale or forfeiture of the Premises, or any part thereof, to satisfy the same, Tenant shall be under no obligation to pay such lien until such time as the same has been decreed, by court order, to be a valid lien on the Premises.  Any surplus deposit retained by Landlord, after the payment of the lien shall be repaid to Tenant.  Provided that nonpayment of such lien does not cause Landlord to be in violation of any of its contractual undertakings, Landlord agrees not to pay such lien during the period of Tenant’s contest.  However, if Landlord pays for the discharge of a lien or any part thereof from funds of Landlord, any amount paid by Landlord, together with all costs, fees and expenses in connection therewith (including attorney’s fees of Landlord plus an administration fee equal to 5% of such costs and expenses), shall be repaid by Tenant to Landlord on demand by Landlord, together with interest thereon at the Overdue Rate.  Tenant shall indemnify and defend Landlord against and save Landlord and the Premises, and any portion thereof, harmless from and against all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including attorney’s fees, resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic’s lien or other lien or the attempt by Tenant to discharge same as above provided.

(b)                                 All materialmen, contractors, artisans, engineers, mechanics, laborers and any other Person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same.  Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic’s lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Premises, or any portion thereof.

(c)                                  Tenant shall not create, permit or suffer, and, subject to the provisions of paragraph 21(a) hereof, shall promptly discharge and satisfy of record, any other lien, encumbrance, charge, security interest, or other right or interest which, as a result of Tenant’s action or inaction contrary to the provisions hereof, shall be or become a lien, encumbrance, charge or security interest upon the Premises, or any portion thereof, or the income therefrom, other than Permitted Encumbrances.

22.                               END OF TERM

(a)                                  Upon the expiration or earlier termination of the Term of this Lease, Tenant shall surrender the Premises to Landlord in good repair and in a condition equal to or better than the condition existing as of the date hereof, subject to ordinary wear and tear, except as repaired, rebuilt or altered as required or permitted by this Lease (or, in the case of termination pursuant to paragraph 14, as condemned), with the Equipment and Improvements, including all systems and components thereof listed on Exhibit G attached hereto, in good working order and condition as reasonably determined by Landlord, and Tenant shall surrender all keys to the Premises to Landlord at the place then fixed for notices to Landlord and shall inform Landlord of all combinations on locks, safes and vaults, if any.  Except as otherwise provided herein, Tenant shall at such time remove all of its property (including Tenant’s Trade Fixtures) therefrom and all alterations and improvements placed thereon by Tenant and not consented to by Landlord.  Tenant shall repair any damage to the Premises caused by such removal, and any and all such property not so removed when required shall, at Landlord’s option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant’s cost and expense, without further notice to or demand upon Tenant.

(b)                                 If the Premises are not surrendered as above set forth, Tenant shall indemnify, defend and hold Landlord harmless from and against loss or liability resulting from the delay by Tenant in so surrendering Premises, including any claim made by any succeeding occupant founded on such delay.  Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease for three (3) years.  In addition to the foregoing, and in addition to the Additional Rent, Tenant shall pay to Landlord a sum equal to one hundred fifty percent (150%) of the Fixed Rent payable during the preceding year during each month or portion thereof for which Tenant shall remain in possession of the Premises or any part thereof after the termination of the Term or of Tenant’s rights of possession, whether by lapse of time or otherwise.  The provisions of this paragraph 22(b) shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein, at law or at equity.

(c)                                  All property of Tenant not removed on or before the last day of the Term of this Lease shall be deemed abandoned. Tenant hereby agrees that Landlord may remove all property of Tenant, including Tenant’s Trade Fixtures, from the Premises upon termination of this Lease and to cause its transportation and storage, all at the sole cost and risk of Tenant and Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any manner in respect thereto and Landlord shall be entitled to dispose of such property, as Landlord deems fit, without the requirement of an accounting.  Tenant shall pay all costs and expenses of such removal, transportation and storage.  Tenant shall reimburse Landlord upon demand for any expenses reasonably and actually incurred by Landlord with respect to removal or storage of abandoned property and with respect to restoring said Premises to good order, condition and repair.

(d)                                 Except for surrender upon the expiration or earlier termination of the Term hereof as expressly provided herein, no surrender to Landlord of this Lease or of the Premises shall be valid or effective unless agreed to and accepted in writing by Landlord.

23.                               ALTERATIONS

(a)                                  Tenant shall obtain Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed so long as the value or utility of the Premises in its current use is not diminished thereby, before making any change in the structure of the Improvements or any building system costing at least or more than $500,000.  Subject to the terms of the preceding sentence, Tenant may make alterations, additions or improvements to the Premises costing less than $500,000 without Landlord’s consent only if (i) such alterations, additions or improvements will be in compliance with all applicable laws, codes, rules, regulations and ordinances, (ii) such alterations, additions or improvements will not reduce the fair market value or utility of the Premises in its permitted use, considered as unencumbered by this Lease, and (iii) such alterations, additions or improvements will not affect in any way the structural, exterior or roof elements of the Premises or mechanical, electrical, plumbing, utility or life safety systems of the Premises, but Tenant shall give prior written notice of any such alterations, additions or improvements to Landlord.  In all other cases, Landlord’s prior written consent shall be required which consent shall not be unreasonably withheld, conditioned, or delayed so long as the value or utility of the Premises in its current use is not diminished thereby.  At Landlord’s option, any improvement made without Landlord’s consent shall be removed and the area repaired at Tenant’s expense at the termination of the Term.  Notwithstanding the foregoing, Landlord hereby consents to the construction of certain office space in the southeast corner of the Premises, which construction has commenced as of the date hereof and will cost approximately $52,000 to complete such office space to match the existing office space in the Premises and an additional $22,000 to install carpeting per Tenant’s specifications.

(b)                                 Except as provided in paragraph 26(f), in no event shall Tenant be permitted to install underground storage tanks or fuel systems on the Premises, or any portion thereof.

(c)                                  All alterations, additions or improvements requiring Landlord’s consent shall be made at Tenant’s sole cost and expense as follows:

(i)                                     Tenant shall submit to Landlord, for Landlord’s written approval, complete plans and specifications for all work to be done by Tenant.  Such plans and specifications shall be prepared by the licensed architect(s) and engineer(s) approved in writing by Landlord, shall comply with all applicable codes, ordinances, rules and regulations, shall not adversely affect the structural elements of the Premises, shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the Premises, and shall be otherwise satisfactory to Landlord in Landlord’s reasonable discretion.

(ii)                                  Landlord shall use reasonable efforts to notify Tenant in writing as promptly as possible, but in no event later than thirty (30) days following Tenant’s submission of complete plans and specifications for Landlord’s written approval, whether Landlord approves, approves on condition that Tenant reverse the alteration at Tenant’s expense at the termination or expiration of this Lease, or disapproves such plans and specifications.  Tenant may submit to Landlord revised plans and specifications for Landlord’s prior written approval, which approval shall not be withheld or delayed if (a) the work to be done would not, in Landlord’s reasonable judgment, adversely affect the value, character, rentability or usefulness of the Premises or any part thereof, or (b) the work to be done shall be required by any Law (hereinafter defined).  Tenant shall pay all costs, including the fees and expenses of the licensed architect(s) and engineer(s), in preparing such plans and specifications.

(iii)                               All changes (other than field changes for which no change order is proposed and which will be reflected in the final “as built” plans) in the plans and specifications approved by Landlord shall be subject to Landlord’s prior written approval.  If Tenant wishes to make such change in approved plans and specifications, Tenant shall have such architect(s) and engineer(s) prepare plans and specifications for such change and submit them to Landlord for Landlord’s written approval.  Landlord shall notify Tenant in writing promptly whether Landlord approves, approves on condition that Tenant reverse the alteration at Tenant’s expense at the termination or expiration of this Lease, or disapproves such change.  Tenant may submit to Landlord revised plans and specifications for such change for Landlord’s written approval.  After Landlord’s written approval of such change, such change shall become part of the plans and specifications approved by Landlord.

(iv)                              Tenant shall obtain and comply with all building permits and other government permits and approvals required in connection with the work.  Tenant shall, through Tenant’s licensed contractor, perform the work substantially in accordance with the plans and specifications approved in writing by Landlord.  Tenant shall pay, as Additional Rent, the entire cost of all work (including the cost of all utilities, permits, fees, taxes, and property and liability insurance premiums in connection therewith) required to make the alterations, additions or improvements.  Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expenses incurred by Tenant on account of any plans and specifications, contractors or subcontractors, design of any work, construction of any work, or delay in completion of any work.

(v)                                 Tenant shall give written notice to Landlord of the date on which construction of any work to be done by outside contractors will be commenced at least ten (10) days prior to such date.  Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord and the Premises, or any portion thereof, from liens, and to take any other action Landlord deems necessary to remove or discharge Liens at the expense of Tenant.

(vi)                              All alterations, additions, improvements, and fixtures, whether temporary or permanent in character, made in or to the Premises by Tenant, shall become part of the Premises and Landlord’s property, except those which are readily removable with causing material damage to the Premises (which shall be and remain the property of Tenant).  Upon termination or expiration of this Lease, Tenant shall, at Tenant’s expense, remove all movable furniture, equipment, trade fixtures, office machines and other personal property (including Tenant’s Trade Fixtures) from the Premises (but not the Improvements or Equipment) and repair all damage caused by such removal.  Termination of this Lease shall not affect the obligations of Tenant pursuant to this paragraph 23(c) to be performed after such termination.

(d)                                 Promptly following the completion of any alteration, addition, or improvement to the Premises, Tenant shall furnish Landlord with a copy of the complete plans and specifications for such work (including, if available, so-called “as-built” plans and specifications).

(e)                                  Notwithstanding anything to the contrary provided herein, Tenant shall cause the repair items listed on Exhibit H attached hereto to be completed within twelve (12) months of the Commencement Date.

24.                               MEMORANDUM OF LEASE

The parties agree to promptly execute a Memorandum of Lease in recordable form and in a form mutually satisfactory to both parties.

25.                               SUBLETTING/ASSIGNMENT

(a)                                  Tenant shall not, directly or indirectly, without the prior written consent of Landlord and Mortgagee, assign this Lease or any interest herein, or any interest in Tenant, or sublease the Premises or any part thereof, or permit the use or occupancy of the Premises by any Person other than Tenant.  This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant involuntarily or by operation of law without the prior written consent of Landlord and Mortgagee.

For purposes of this paragraph 25(a), the occurrence of a Corporate Control Event, or the public announcement thereof, shall be deemed to be an assignment of this Lease which is prohibited by the preceding paragraph unless Tenant obtains Landlord’s and Mortgagee’s prior written consent as set forth above.

Notwithstanding anything to the contrary provided herein, in the event of an assignment or sublease to an entity with a Credit Rating of either “BBB” or higher from S&P or “Baa2” or higher from Moody’s, in each case for six (6) consecutive calendar months immediately preceding such assignment or sublease, as the case may be, (i) Landlord’s and Mortgagee’s prior written consent shall not be required for such assignment or sublease, as the case may be, and (ii) Guarantor shall be released from its obligations under the Guaranty.

Any of the foregoing prohibited acts without such prior written consent of Landlord and Mortgagee, if required, shall be void and shall, at the option of Landlord or Mortgagee, constitute an immediate Event of Default that entitles Landlord to all remedies available at law and pursuant to this Lease.  Tenant agrees that the instrument by which any assignment or sublease to which Landlord and Mortgagee consent is accomplished shall expressly provide that the assignee or subtenant will perform all of the covenants to be performed by Tenant under this Lease (in the case of a partial assignment or a sublease, only insofar as such covenants relate to the portion of the Premises subject to such partial assignment or a sublease) as and when performance is due after the effective date of the assignment or sublease and that Landlord will have the right to enforce such covenants directly against such assignee or subtenant.  Any purported assignment or sublease without an instrument containing the foregoing provisions shall be void.  Unless and until expressly released by Landlord and Mortgagee, Tenant shall in all cases remain primarily liable (and not liable merely as a guarantor or surety) for the performance by any assignee or subtenant of all such covenants, as if no assignment or sublease had been made.

(b)                                 If Landlord and Mortgagee consent in writing, Tenant may complete the intended assignment or sublease subject to the following conditions: (i) no assignment or sublease shall be valid and no assignee or subtenant shall take possession of the Premises or any part thereof until an executed duplicate original of such assignment or sublease, in compliance with paragraph 25(a), has been delivered to Landlord and Mortgagee, and (ii) no assignee or subtenant shall have a right further to assign or sublease without the prior written consent of Landlord and Mortgagee which consents shall not be unreasonably withheld, delayed, or conditioned.

(c)                                  Unless and until expressly released by Landlord and Mortgagee, no assignment or sublease whatsoever shall release Tenant from Tenant’s obligations and liabilities under this Lease (which shall continue as the obligations of a principal and not of a guarantor or surety) or alter the primary liability of Tenant to pay all Rent and to perform all obligations to be paid and performed by Tenant.  The acceptance of Rent by Landlord from any other Person shall not be deemed to be a waiver by Landlord of any provision of this Lease.  Consent to one assignment or sublease shall not be deemed consent to any subsequent assignment or sublease.  If any assignee, subtenant or successor of Tenant defaults in the performance of any obligation to be performed by Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor.  Landlord may consent to subsequent assignments or subleases or amendments or modifications to this Lease with assignees, subtenants or successor of Tenant, without notifying Tenant or any successor of Tenant and without obtaining any consent thereto from Tenant or any successor of Tenant, and such action shall not release Tenant from liability under this Lease.

(d)                                 Tenant shall have no right to mortgage, grant a lien upon, encumber or otherwise finance Tenant’s interest under this Lease or record a lien upon Tenant’s interest in the Premises under this Lease, and Tenant shall not permit, cause or suffer to be recorded in the real estate records of the county in which the Premises are located any mortgage, deed to secure debt, deed of trust, assignment, UCC financing statement or any other document granting, perfecting, or recording a lien upon Tenant’s interest in this Lease or interest in the Premises under this Lease.  Tenant shall not give any notice, or permit or cause any other party to give any notice, to Landlord of any existing lien on or security interest in Tenant’s interest in this Lease or interest in the Premises under this Lease.  Tenant shall not request that Landlord execute (nor shall Landlord have any obligation to execute) any non-disturbance, attornment or any other agreement in favor of any party transacting any business or transaction with or related to Tenant.

(e)                                  If Tenant shall assign this Lease or sublet the Premises to any Person other than Landlord, or request the consent of Landlord and Mortgagee to any assignment, subletting, or other action which requires Landlord’s consent hereunder, Tenant shall pay (i) Landlord’s reasonable standard processing fee which shall not exceed Five Thousand Dollars ($5,000) in each instance and (ii) Landlord’s and Mortgagee’s attorneys’ fees and costs incurred in connection therewith.

(f)                                    Tenant agrees to give notice to Mortgagee of any request for consent to any assignment or transfer of the Lease or subletting of all or any portion of the Premises simultaneously with delivery of notice thereof to Landlord.

26.                               HAZARDOUS MATERIAL

(a)                                  Tenant (i) shall comply, and cause the Premises to comply, with all Environmental Laws (as hereinafter defined) applicable to the Premises (including the making of all submissions to governmental authorities required by Environmental Laws and the carrying out of any remediation program specified by such authority), (ii) except as currently existing as of the Commencement Date, shall prohibit the use of the Premises for the generation, manufacture, refinement, production, or processing of any Hazardous Material (as hereinafter defined) or for the storage, handling, transfer or transportation of any Hazardous Material (other than in connection with the operation, business and maintenance of the Premises and in commercially reasonable quantities as a consumer thereof and supplier of consumer products and in compliance with Environmental Laws), (iii) shall not permit to remain, install or permit the installation on the Premises of any surface impoundments, underground storage tanks (other than the Underground Tanks in accordance with the provisions of paragraph 26(f)), pcb-containing transformers or asbestos-containing materials, and (iv) shall cause any alterations of the Premises to be done in a way so as to not expose in an unsafe manner the persons working on or visiting the Premises to Hazardous Materials and in connection with any such alterations shall remove any Hazardous Materials present upon the Premises which are not in compliance with Environmental Laws or which present a danger to persons working on or visiting the Premises.

(b)                                 “Environmental Laws” means the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. §§6901, et seq. (RCRA), as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§9601 et seq. (CERCLA), as amended, the Toxic Substance Control Act, as amended, 15 U.S.C. §§2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. §§136 et seq., and all applicable federal, state and local environmental laws, ordinances, rules and regulations, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted, and any other federal, state or local laws, ordinances, rules and regulations, now or hereafter existing relating to regulations or control of Hazardous Material or materials.  The term “Hazardous Materials” as used in this Lease shall mean substances defined as “hazardous substances”, “hazardous materials”, “hazardous wastes” or “toxic substances” in any applicable federal, state or local statute, rule, regulation or determination, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§1801, et seq.; the Resource, Conservation and Recovery Act of 1976, 42 U.S.C. §§6901, et seq.; and, asbestos, pcb’s, radioactive substances, methane, volatile hydrocarbons, petroleum or petroleum-derived substances or wastes, radon, industrial solvents or any other material as may be specified in applicable law or regulations.

(c)                                  Except to the extent the following indemnity arises out of the acts or omissions of Landlord, its agents, employees or contractors, Tenant agrees to protect, defend, indemnify and hold harmless Landlord, its members, directors, officers, employees and agents, and any successors to Landlord’s interest in the chain of title to the Premises, their direct or indirect members, partners, directors, officers, employees, and agents (collectively, the “Indemnified Partner”), from and against any and all liability, including all foreseeable and all unforeseeable damages including attorney’s and consultant’s fees, fines, penalties and civil damages, directly or indirectly arising out of Tenant’s use, generation, storage, treatment, release, threatened release, discharge, spill, presence or disposal of Hazardous Materials from, on, at, to or under the Premises prior to or during the Term of this Lease, and including for all matters disclosed in the Environmental Reports, and the cost of any required or necessary repair, response action, remediation, investigation, cleanup or detoxification and the preparation of any closure or other required plans in connection therewith, whether such action is required or necessary prior to or following transfer of title to the Premises.  This agreement to indemnify and hold harmless shall be in addition to any other obligations or liabilities Tenant may have to Landlord at common law under all statutes and ordinances or otherwise, and shall survive following the date of expiration or earlier termination of this Lease for three (3) years, except where the event giving rise to the liability for which indemnity is sought arises out of Tenant’s acts, in which case the agreement to indemnify shall survive the expiration or termination of this Lease without limit of time.  Tenant expressly agrees that the representations, warranties and covenants made and the indemnities stated in this Lease are not personal to Landlord, and the benefits under this Lease may be assigned to subsequent parties in interest to the chain of title to the Premises, which subsequent parties in interest may proceed directly against Tenant to recover pursuant to this Lease.  Tenant, at its expense, may institute appropriate legal proceedings with respect to environmental matters of the type specified in this paragraph 26(c) or any lien for such environmental matters, not involving Landlord or its Mortgagee as a defendant (unless Landlord or its mortgagee is the alleged cause of the damage), conducted in good faith and with due diligence, provided that such proceedings shall not in any way impair the interests of Landlord or Mortgagee under this Lease or contravene the provisions of any Mortgage.  Counsel to Tenant in such proceedings shall be reasonably approved by Landlord if Landlord is a defendant in the same proceeding.  Landlord shall have the right to appoint co-counsel, which co-counsel will cooperate with Tenant’s counsel in such proceedings.  The fees and expenses of such co-counsel shall be paid by Landlord, unless such co-counsel are appointed because the interests of Landlord and Tenant in such proceedings, in such counsel’s opinion, are or have become adverse, or Tenant or Tenant’s counsel is not conducting such proceedings in good faith or with due diligence.

(d)                                 Tenant, upon five (5) days prior notice shall permit such Persons as Landlord or any assignee of Landlord may designate and (unless an Event of Default has occurred and is continuing) approved by Tenant, which approval shall not be unreasonably withheld or delayed (“Site Reviewers”), to visit the Premises from time to time and perform environmental site investigations and assessments (“Site Assessments”) on the Premises for the purpose of determining whether there exists on the Premises any environmental condition which may result in any liability, cost or expense to Landlord or any other owner or occupier of the Premises.  Such Site Assessments may include both above and below the ground testing for environmental damage or the presence of Hazardous Material on the Premises and such other tests on the Premises as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers.  Tenant shall supply to the Site Reviewers such historical and operational information regarding the Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments (other than information previously supplied in writing to Landlord by Tenant) and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters.  The cost of performing and reporting all Site Assessments shall be paid by Landlord unless an Event of Default has occurred and is continuing or unless the Site Reviewers discover an environmental condition causing the Premises not to be in compliance with applicable Environmental Laws, in either of which events such cost will be paid by Tenant within ten (10) days after demand by Landlord with interest to accrue at the Overdue Rate.  Landlord, promptly after written request by Tenant and payment by Tenant to the extent required as aforesaid, shall deliver to Tenant copies of reports, summaries or other compilations of the results of such Site Assessments.  Tenant’s sole remedy for Landlord’s breach of the preceding sentence shall be a mandatory injunction, and not a termination of this Lease or a withholding or reduction of Rent.

(e)                                  Tenant shall notify Landlord in writing, promptly upon Tenant’s learning thereof, of any:

(i)                                     notice or claim to the effect that Tenant is or may be liable to any Person as a result of the release or threatened release of any Hazardous Material into the environment from the Premises;

(ii)                                  notice that Tenant is subject to investigation by any governmental authority evaluating whether any remedial action is needed to respond to the release or threatened release of any Hazardous Material into the environment from the Premises;

(iii)                               notice that the Premises are subject to an environmental lien; and

(iv)                              notice of violation to Tenant or awareness by Tenant of a condition which might reasonably result in a notice of violation of any applicable Environmental Law that could have a material adverse effect upon the Premises.

(f)                                    Tenant acknowledges that, as of the date hereof, the following two (2) underground storage tanks (the “Underground Tanks”) are located on the Premises: (i) one (1) 550-gallon tank used to collect oil/material spills inside the Premises and (ii) one (1) 10,000-gallon No.2 fuel oil tank.  In connection with the Underground Tanks, the following provisions shall apply:

(i)                                     Tenant shall at all times during the Term maintain, and shall have furnished Landlord with evidence of, insurance meeting or exceeding the requirements set forth on Exhibit I attached hereto, which evidence shall be in the form of certificates of insurance.  If Landlord shall have not received such evidence of insurance meeting or exceeding the requirements set forth on Exhibit I attached hereto by October 20, 2003, Tenant shall be deemed to have requested that Landlord provide such coverage for Tenant by including the Premises under such insurance policies maintained by Landlord or its affiliates and Tenant shall thereafter promptly pay, as Additional Rent, one hundred and three percent (103%) of Landlord’s cost for carrying such insurance.  Landlord will maintain such insurance on Tenant’s behalf until (x) Tenant notifies Landlord to cease causing such insurance to be so carried and (y) Tenant provides Landlord with copies of the policies which Tenant obtains to replace such Landlord’s policies, which Tenant furnished policies must be in conformance with the requirements of this Lease.

(ii)                                  Tenant shall cause, at Tenant’s sole cost and expense, the Underground Tanks to be maintained and operated in accordance with all applicable laws, ordinances and requirements of government authorities including, but not limited to, making any changes therein as may be required from time to time by such laws, ordinances or other requirements.

(iii)                               Tenant shall maintain complete and accurate records of all maintenance and testing of the Underground Tanks, and each portion thereof, and make such records available upon five (5) days’ prior notice by Landlord.  Additionally, Tenant shall furnish Landlord with copies of all certification and inspection reports obtained by Tenant for any purpose, including but not limited to as required for insurance purposes, within thirty (30) days of Tenant’s receipt of such certification and inspection reports.

(iv)                              Tenant shall cause the inspection and testing of the Underground Tanks for tightness within one hundred twenty (120) days of the Commencement Date and thereafter no less frequently than every five (5) years during the Term.  Tenant shall furnish Landlord with a written report of the results of all such tightness inspections and testing within thirty (30) days of Tenant’s receipt of such reports.

(v)                                 If at least one (1) year prior to the Lease Expiration Date, Tenant shall have received notice from Landlord of Landlord’s request that Tenant remove the Underground Tanks prior to the Lease Expiration Date, Tenant shall be obligated to remove the Underground Tanks prior to the Lease Expiration Date in accordance with all then applicable laws, approvals, regulations and ordinances applicable thereto.

(vi)                              Tenant agrees that in no manner, expressed or implied, shall Landlord have any responsibility for the Underground Tanks including the maintenance, operation, and, as applicable, removal of the Underground Tanks.  Tenant hereby agrees to indemnify, defend and hold harmless Landlord from any and all claims and damages in any way relating to the maintenance, operation and, if applicable, removal, of the Underground Tanks, including claims and damages from subsurface and groundwater conditions relating to any of the maintenance, operation and, if applicable, removal, of the Underground Tanks.  Such indemnity shall survive the termination of this Lease.

(g)                                 Tenant has furnished Landlord with that certain Asbestos Operations and Maintenance Handbook, OSHA Class III and IV, prepared by PSI in 1995 and shall furnish Landlord with updates of such plan from time to time throughout the Term to accurately reflect conditions at the Premises.

27.                               FINANCING

(a)                                  Landlord may assign this Lease to any Person, including any Mortgagee.  Tenant shall execute, acknowledge and deliver any documents reasonably requested by Landlord, any such transferee, or Mortgagee relating to such assignment of the Lease by Landlord or the Mortgage financing.

(b)                                 If Landlord proposes to refinance any Mortgage, Tenant shall cooperate in the process, and shall negotiate in good faith any request made by a prospective Mortgagee for changes or modifications to this Lease, and shall not unreasonably withhold its consent to any such proposed change or modification so long as the same does not adversely affect any significant right of Tenant under this Lease, shorten any notice or cure period to which Tenant is entitled, or increase Tenant’s obligations under this Lease and, during the last twenty-four (24) months of the term of any Mortgage held by Mortgagee, exhibit the Premises to prospective mortgagees, and permit such potential mortgagee to examine all materials and records which shall be customary for a mortgagee’s inspection, subject at all times to Landlord’s indemnity set forth in Section 18 and the confidentiality requirements set forth in this Lease.  Tenant agrees to execute, acknowledge and deliver documents reasonably requested by the prospective Mortgagee (such as a consent to the financing (without encumbering Tenant’s assets), a consent to assignment of lease, and a subordination, non-disturbance and attornment agreement meeting the standards set forth in paragraph 17) customary for tenants to sign in connection with mortgage loans to their landlords, so long as such documents are in form then customary among institutional lenders (provided the same do not adversely change Tenant’s rights or obligations in a way not previously changed by loan documents previously executed by Tenant in connection with an earlier Mortgage).

(c)                                  Tenant shall permit Landlord and any Mortgagee or prospective Mortgagee, at their expense,  to meet with management personnel of Tenant or Guarantor at Tenant’s or Guarantor’s offices and to discuss the Tenant’s or Guarantor’s business and finances.  On request of Landlord, Tenant agrees to provide any Mortgagee or prospective Mortgagee the information to which Landlord is entitled hereunder. If any such information is non-public each party requesting such information shall sign a confidentiality agreement in form and substance satisfactory to Tenant prior to such Mortgagee’s or prospective Mortgagee’s receiving such information.

28.                               MISCELLANEOUS PROVISIONS

(a)                                  This Lease and all of the covenants and provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and the heirs, personal representatives, successors and permitted assigns of the parties.

(b)                                 The titles and headings appearing in this Lease are for reference only and shall not be considered a part of this lease or in any way to modify, amend or affect the provisions thereof.

(c)                                  This Lease contains the complete agreement of the parties with reference to the leasing of the Premises, and may not be amended except by an instrument in writing signed by Landlord and Tenant and consented by Mortgagee (if any).

(d)                                 Any provision or provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

(e)                                  This Lease may be executed in one or more counterparts, and may be signed by each party on a separate counterpart,  each of which, taken together,  shall be an original, and all of which shall constitute one and same instrument.

(f)                                    The term “Landlord” as used in this Lease shall mean only the owner or owners at the time in question of the Premises and in the event of any transfer of such title or interest, Landlord named in this Lease (and in case of any subsequent transfers, then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord’s obligations thereafter to be performed hereunder, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord’s successors and assigns, only during their respective periods of ownership.

(g)                                 For all issues which are Site-specific, this Lease shall be governed by and construed and enforced in accordance with and subject to the laws of the state where the Site is located, and for all issues which are not Site specific, the internal laws, without regard to conflicts of laws, of the State of New York.

(h)                                 Any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Premises and not against any other assets, properties or funds of (1) Landlord or any director, officer, member, shareholder, general partner, limited partner, or direct or indirect member, partner, employee or agent of Landlord or any of its members (or any legal representative, heir, estate, successor or assign of any thereof), (2) any predecessor or successor partnership, corporation or limited liability company (or other entity) of Landlord or any of its members, either directly or through Landlord or its predecessor or successor partnership, corporation of limited liability company (or other Person) of Landlord or its general partners, and (3) any other Person.

(i)                                     Without the written approval of Landlord and Tenant, no Person other than Landlord (including its direct and indirect partners), Mortgagee, Tenant and their respective successors and assigns shall have any rights under this Lease.

(j)                                     There shall be no merger of the leasehold estate created hereby by reason of the fact that the same Person may own directly or indirectly, (1) the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (2) the fee estate in the Premises.  Notwithstanding any such combined ownership, this Lease shall continue in full force and effect until terminated by an instrument executed by both Landlord and Tenant.

(k)                                  Whenever in this Lease either party is required to take an action within a particular time period, delays caused by acts of God, war, major casualty, strike, labor shortage or other cause beyond the reasonable control of such party shall not be counted in determining the time in which such performance must be completed (except in the case of the obligation to pay money) so long as such party shall, promptly after becoming aware of the commencement of such delay, shall give the other party notice thereof and estimating the duration thereof.

(l)                                     If at any time a dispute shall arise as to any amount to be paid by one party to the other hereunder, the obligor may make payment “under protest”, and such payment shall not be deemed a voluntary payment, and the right of the obligor to contest its liability for such payment shall survive such payment without prejudice to the obligor’s position.

(m)                               Landlord and Tenant each represent that they have dealt with no broker, finder or other Person who could legally charge a commission in connection with Landlord’s acquisition of the Land or with the Lease; provided, however, Landlord and Tenant acknowledge and agree that Landlord was introduced to the transaction by LaSalle Debt Capital Markets which will be compensated by Tenant out of the sales proceeds funded by Landlord at closing.

(n)                                 The parties hereto specifically acknowledge and agree that, notwithstanding any other provision contained in this Lease, it is the intent of the parties that their relationship hereunder is and shall at all times be that of landlord and tenant, and not that of partners, joint venturers, lender and borrower, or any other relationship other than that of a landlord and tenant.

(o)                                 The parties hereto specifically acknowledge and agree that time is of the essence with regard to all obligations under this Lease.

(p)                                 Landlord represents that as of the Commencement Date Landlord is a single purpose entity wholly owned by iStar Financial Inc. and consolidated for accounting purposes by iStar Financial Inc.

(q)                                 To the extent permitted by applicable law, Landlord and Tenant hereby waive trial by jury in any action or proceeding, and with respect to any claim asserted in any such action or proceeding, brought by either of the parties against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, any claim of injury or damage, or any emergency or other statutory remedy with respect thereto.

29.                               PURCHASE PROCEDURE

(a)                                  In the event of the purchase of the Premises or any Site by Tenant pursuant to paragraphs 14 and 30 of this Lease, Landlord need not transfer and convey to Tenant or its designee any better title thereto than that which was transferred and conveyed to Landlord, and Tenant (or its designee) shall accept such title, subject, however, to all liens, exceptions and restrictions on, against or relating to the Premises or such Site and to all applicable laws, but free of the lien of and security interest created by any and all Mortgages (unless expressly assumed by Tenant) and liens, exceptions and restrictions on, against or relating to any of the Premises or such Site which have been created by or resulted from acts of Landlord, Landlord’s Mortgagee or any Person lawfully acting by or through either of them, unless the same were created with the consent of Tenant or as a result of a default by Tenant under this Lease or are otherwise the responsibility of the Tenant hereunder.  Execution by Tenant of a consent to financing and a nondisturbance agreement pursuant to paragraph 27 shall not constitute the consent of Tenant to a mortgage or other lien securing such financing for purposes of this paragraph 29.

(b)                                 Upon the date fixed for any such purchase of the Premises or any Site pursuant to paragraphs 14 and 30 of this Lease, Tenant shall pay to Landlord or to any Person to whom Landlord directs payment, at Landlord’s address set forth above, or at any other place designated by Landlord, the applicable purchase price therefor specified herein, in federal or other immediately available funds which at the time of such payment shall be legal tender for the payment of public or private debts in the United States of America, less any credits of the net awards or net proceeds allowed against the applicable purchase price pursuant to the provisions of paragraph 14, and Landlord shall thereupon deliver to Tenant (i) a special or limited warranty deed which describes any of the Premises, or such Site, as applicable, then being sold to Tenant and conveys and transfers the title thereto which is described in paragraph 29(a); (ii) such other instruments as shall be necessary to transfer to Tenant or its designee any other property (or rights to any net proceeds or net award not yet received by Landlord, if applicable) then required to be transferred or sold by Landlord pursuant to this Lease; and (iii) any net award or net proceeds received by Landlord, if applicable, not credited to Tenant against the applicable purchase price and required to be delivered by Landlord to Tenant pursuant to this Lease.  Additionally, Landlord and Tenant shall execute an amendment to this Lease to reflect such change in the Premises and Rent.  Tenant shall pay all charges incident to such conveyance and transfer, including Landlord’s counsel fees, escrow fees, recording fees, title insurance premiums and all applicable federal, state and local real estate transfer taxes or deed stamps which may be incurred or imposed by reason of such conveyance and transfer and/or by reason of the delivery of said deed and other instruments.  Only upon the completion of Tenant’s purchase of all of the Premises, including all Sites, but not prior thereto, this Lease and all obligations hereunder shall terminate (including the obligations to pay Rent), except any obligations and liabilities of Tenant, actual or contingent, under this Lease, which (a) arose on or prior to such date or purchase or (b) survive termination of this Lease.  In the event that the completion of such purchase shall be delayed other than through the sole fault of Landlord, then the applicable purchase price payable by Tenant upon the purchase of the Premises or any Site pursuant to any provisions of this Lease shall, at Landlord’s sole option, be determined as of the actual date of such purchase by Tenant, provided that Tenant shall have paid to Landlord all Rent due and payable hereunder to and including such date.  Any prepaid Fixed Rent or other prepaid sums paid to Landlord shall be prorated as of the date the purchase is completed, and the prorated unapplied balance shall be deducted from the applicable purchase price due to Landlord.

No apportionment of any Impositions shall be made upon such purchase, Tenant being liable for payment thereof during the Term as Tenant and being liable thereafter as owner.

(c)                                  In the event of the purchase of the Premises or any Site by Tenant pursuant to any provision of this Lease, Tenant shall, on the date of the closing of such purchase, pay to Landlord (in addition to payment of the applicable purchase price) all Rent and other sums then due and owing by Tenant to Landlord hereunder relating to the property purchased through the date of the closing of such purchase.

30.                               RIGHT OF FIRST REFUSAL

(a)                                  From August 1, 2012 through October 31, 2012 (“ROFR Period”) and so long as no Event of Default then exists (unless, solely for the purposes of this paragraph 30, either (x) such Event of Default is waived in writing by Landlord, Landlord having no obligation to do so or (y) Tenant remedies such Event of Default as follows:  (1) with respect to a monetary Event of Default, Tenant pays all sums then due and payable to cure such Event of Default and (2) with respect to a non-monetary Event of Default, Tenant indemnifies Landlord against any and all losses or claims arising as a result of such non-monetary Event of Default), but subject to termination as set forth below, Tenant shall have a right of first refusal to purchase the Premises upon the terms and conditions set forth in this paragraph 30.  During the ROFR Period Landlord shall not sell or agree to sell the Premises without first complying with this paragraph 30.

(b)                                 During the ROFR Period, if Landlord receives an offer to sell the Premises to a Person that is not a Landlord Affiliate or an Affiliate of Tenant or Guarantor which Landlord desires to accept, Landlord shall notify (“ROFR Notice”) Tenant in writing of such event.  Landlord agrees that if Landlord receives such an offer to sell the Premises during the ROFR period for a purchase price of $16,280,000.00 or greater on an all-cash basis, Landlord shall agree to accept such offer solely for purposes of this paragraph 30 and complying with the provisions of this paragraph 30.  The date such notice is given is herein called the “ROFR Notice Date”.  The ROFR Notice shall state that Landlord intends to sell the Premises to a Person that is not a Landlord Affiliate or an Affiliate of Tenant or Guarantor, for the specified price in such offer (“ROFR Notice Price”) on an all-cash basis.  Tenant shall have the right, at its option, to make an offer (“Tenant’s ROFR Offer”) to purchase the Premises in accordance with paragraph 29 on November 1, 2013 (notwithstanding any other proposed closing date in any offer referenced in the ROFR Notice) for the ROFR Notice Price, which offer shall be an all cash offer.

(c)                                  Tenant shall exercise its right of first refusal to purchase the Premises, if at all, by delivering in writing Tenant’s ROFR Offer to Landlord on or before the date which is 30 days following the ROFR Notice Date.  If Tenant makes such Tenant’s ROFR Offer within such 30 day period, Landlord shall then accept Tenant’s ROFR Offer within 10 Business Days, and Tenant shall close a purchase of the Premises on an all-cash basis at the ROFR Notice Price on November 1, 2013, in accordance with paragraph 29 above.

(d)                                 If an Event of Default under this Lease has occurred or is continuing at the time of the closing date for the sale to Tenant under this paragraph 30, Landlord may, at Landlord’s option, terminate Tenant’s right and obligation to purchase the Premises pursuant to this paragraph 30; provided, however, that Tenant may remedy such Event of Default as follows:  (1) with respect to a monetary Event of Default, Tenant pays all sums then due and payable to cure said Event of Default and (2) with respect to a non-monetary Event of Default, Tenant indemnifies Landlord against any and all losses or claims arising as a result of such non-monetary Event of Default.  Tenant’s failure to close the purchase of the Premises on the closing date shall be an immediate Event of Default under this Lease.

(e)                                  Landlord shall not accept any unsolicited offers to sell the Premises during the ROFR Period without first complying with the provisions of this paragraph 30.

(f)                                    Tenant’s right of first refusal pursuant to this paragraph 30 shall not apply to acquisition of the Premises, or any portion thereof, by a third party in a condemnation proceeding or a conveyance in lieu of condemnation.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have hereunto set their hands under seal on the day and year first above written.

LANDLORD:

iSTAR GARDEN CITY LLC, a Delaware limited liability company

By:	iStar Financial Inc., a Maryland corporation
Its:	Sole Class A Member

By:	/s/ BARCLAY G. JONES, III
Name:	Barclay G. Jones, III
Title:	Executive Vice President

TENANT:

AAR ALLEN SERVICES, INC., an Illinois corporation

By:	/s/ TIMOTHY J. ROMENESKO
Name:	Timothy J. Romenesko
Title:	Vice President

STATE OF New York	)
) SS
COUNTY OF New York	)

On the 2nd day of October in the year 2003 before me, the undersigned, personally appeared Barclay G. Jones, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacity, and that by their signatures on the instrument, the individuals, or the person or entity upon behalf of which the individual acted, executed the instrument.

/s/ SAMANTHA GARBUS
Notary Public

STATE OF Illinois	)
) SS
COUNTY OF DuPage	)

On the 2nd day of October in the year 2003 before me, the undersigned, personally appeared Timothy J. Romenesko, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacity, and that by their signatures on the instrument, the individuals, or the person or entity upon behalf of which the individual acted, executed the instrument.

/s/ JO-ELLEN KIDDIE
Notary Public

TABLE OF CONTENTS

1.	DEFINITIONS
2.	DEMISE OF PREMISES
3.	USE
4.	TERM
5.	RENTAL; SECURITY DEPOSIT; GUARANTY
6.	TAXES
7.	NET LEASE; NON-TERMINABILITY
8.	SERVICES
9.	REPAIRS AND MAINTENANCE; REPLACEMENT
10.	DESTRUCTION OF OR DAMAGE TO PREMISES
11.	INSURANCE, HOLD HARMLESS AND INDEMNIFICATION
12.	COMPLIANCE WITH LAWS, COVENANTS
13.	PARTIAL TAKING
14.	SUBSTANTIAL TAKING
15.	DEFAULT: EVENTS OF DEFAULT
16.	REMEDIES
17.	SUBORDINATION
18.	LANDLORD’S RIGHT OF ENTRY
19.	NOTICES
20.	ESTOPPEL CERTIFICATE; FINANCIAL DATA
21.	MECHANICS’ LIENS
22.	END OF TERM
23.	ALTERATIONS
24.	MEMORANDUM OF LEASE
25.	SUBLETTING/ASSIGNMENT
26.	HAZARDOUS MATERIAL
27.	FINANCING
28.	MISCELLANEOUS PROVISIONS
29.	PURCHASE PROCEDURE
30.	RIGHT TO PURCHASE

i

EXHIBITS:

A-1	LEGAL DESCRIPTION FOR THE PREMISES - REAL ESTATE
A-2	IMPROVEMENTS
B	EQUIPMENT
C	PERMITTED ENCUMBRANCES
D	FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
E	FAIR MARKET VALUE DETERMINATION FOR PREMISES
F	FORM OF LETTER CREDIT
F-1	APPROVED FORM OF LETTER OF CREDIT
G	GOOD WORKING ORDER ITEMS
H	REPAIR ITEMS
I	INSURANCE REQUIREMENTS FOR UNDERGROUND TANKS

ii

EXHIBIT A-1

(Description Of The Land)

EXHIBIT A-2

Improvements

One-story building built in 1952 and located on 8.74 acres of land with a total of approximately 145,000 square feet, 30,000 of which is office space.

EXHIBIT B

Equipment

All of the fixtures, equipment, and apparatus of every nature and description, if any, located in or on the Land, necessary for the operation of the Improvements excluding Tenant’s Trade Fixtures.

EXHIBIT C

Permitted Encumbrances

The items listed on Exhibit B of Chicago Title Insurance Company title policy number 3503-00013 effective as of October 3, 2003.

EXHIBIT D

Form of Subordination, Non-Disturbance and Attornment Agreement

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made as of the          day of                               , 2003 by and between                                     , a Delaware limited liability company, having an address at c/o iStar Financial Inc., 1114 Avenue of the Americas, 27th Floor, New York, New York 10036 (“Lender”) and AAR ALLEN SERVICES, INC., an Illinois corporation, having an address at c/o AAR CORP., One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois 60191 (“Tenant”).

RECITALS:

A.                                                                                   Lender is the present owner and holder of a certain mortgage and security agreement ( together with any and all extensions, renewals, substitutions, replacements, amendments, modifications and/or restatements thereof, the “Security Instrument”) dated                    , 2003, given by Landlord (defined below) to Lender which encumbers the fee estate of Landlord in certain premises described in Exhibit A attached hereto (the “Property”) and which secures the payment of certain indebtedness owed by Landlord to Lender evidenced by a certain promissory note dated                           , 2003, given by Landlord to Lender (the note together with all extensions, renewals, modifications, substitutions and amendments thereof shall collectively be referred to as the “Note”);

B.                                                                                     Tenant is the holder of a leasehold estate in a portion of the Property under and pursuant to the provisions of a certain lease dated                        , 2003 between iStar Garden City LLC, as landlord (“Landlord”) and Tenant, as tenant, (such lease, as modified and amended as set forth herein being hereinafter referred to as the “Lease”); and

C.                                                                                     Tenant has agreed to subordinate the Lease to the Security Instrument and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

AGREEMENT:

For good and valuable consideration, Tenant and Lender agree as follows:

1.                                       SUBORDINATION.  The Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the terms, covenants and provisions of the Security Instrument and to the lien thereof, including without limitation, all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby and advances made thereunder with the same force and effect as if the Security Instrument had been executed, delivered and recorded prior to the execution and delivery of the Lease.

2.                                       NON-DISTURBANCE.  If any action or proceeding is commenced by Lender for the foreclosure of the Security Instrument or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant’s possession or use of the premises demised thereunder, and the sale of the Property in any such action or proceeding and the exercise by Lender of any of its other rights under the Note or the Security Instrument shall be made subject to all rights of Tenant under the Lease, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights (a) the Lease shall be in full force and effect and (b) Tenant shall not be in default beyond any applicable notice and cure periods under any of the terms, covenants or conditions of the Lease or of this Agreement on Tenant’s part to be observed or performed.

3.                                       ATTORNMENT.  If Lender or any other subsequent purchaser of the Property shall become the owner of the Property by reason of the foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Security Instrument (Lender or such other purchaser being hereinafter referred as “Purchaser”), and the conditions set forth in Section 2 above have been met at the time Purchaser becomes owner of the Property, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Purchaser and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to Purchaser and Purchaser by virtue of such acquisition of the Property shall be deemed to have agreed to accept such attornment, provided, however, that Purchaser shall not be (i) liable for the failure of any prior landlord (any such prior landlord, including Landlord, being hereinafter referred to as a “Prior Landlord”) to perform any obligations of Prior Landlord under the Lease which have accrued prior to the date on which Purchaser shall become the owner of the Property provided such Purchaser cures any continuing default of Prior Landlord under the Lease, (ii) subject to any offsets, defenses, abatements or counterclaims which shall have accrued in favor of Tenant against any Prior Landlord prior to the date upon which Purchaser shall become the owner of the Property, (iii) liable for the return of rental security deposits, if any, paid by Tenant to any Prior Landlord in accordance with the Lease unless such sums are actually received by Purchaser, (iv) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any Prior Landlord unless (i) such sums are actually received by Purchaser or (ii) such prepayment shall have been expressly approved of by Purchaser or (v) bound by any agreement terminating or amending or modifying the rent, term, commencement date or other material term of the Lease, or any voluntary surrender of the premises demised under the Lease, made without Lender’s or Purchaser’s prior written consent prior to the time Purchaser succeeded to Landlord’s interest.  In the event that any liability of Purchaser does arise pursuant to this Agreement or the Lease, such liability shall be limited and restricted to Purchaser’s interest in the Property and shall in no event exceed such interest.

4.                                       NOTICE TO TENANT.  After notice is given to Tenant by Lender that the Landlord is in default under the Note and the Security Instrument and that the rentals under the Lease should be paid to Lender pursuant to the terms of the assignment of leases and rents executed and delivered by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender or as directed by the Lender, all rentals and all other monies due or to become due to Landlord under the Lease and Landlord hereby expressly authorizes Tenant to make such payments to Lender and hereby releases and discharges Tenant from any liability to Landlord on account of any such payments.

5.                                       NOTICE TO LENDER AND RIGHT TO CURE.  Tenant shall notify Lender of any default by Landlord under the Lease and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof or of an abatement shall be effective unless Lender shall have received notice of default giving rise to such cancellation or abatement and shall have failed within sixty (60) days after receipt of such notice to cure such default, or if such default cannot be cured within sixty (60) days, shall have failed within sixty (60) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default.  Notwithstanding the foregoing, Lender shall have no obligation to cure any such default.

6.                                       NOTICES.  All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Tenant:	AAR CORP.
One AAR Place
1100 North Wood Dale Road
Wood Dale, Illinois 60191
Attention: Tim Romenesko
Telephone: (630) 227-2090
Facsimile: (630) 227-2101

If to Lender:

or addressed as such party may from time to time designate by written notice to the other parties.  For purposes of this Section 6, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in the state where the Property is located.  Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

7.                                       SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon and inure to the benefit of Lender, Tenant and Purchaser and their respective successors and assigns.

8.                                       GOVERNING LAW.  This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State where the Property is located and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State where the Property is located.

9.                                       MISCELLANEOUS.  This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.  If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.  This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.  This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement.  The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

LENDER:

By:
Name:
Title:

TENANT:

AAR ALLEN SERVICES, INC., an Illinois corporation

By:
Name:
Title:

The undersigned accepts and agrees to the provisions of Section 4 hereof:

LANDLORD:

iSTAR GARDEN CITY LLC, a Delaware limited liability company

By: iStar Financial Inc., a Maryland corporation
Its: Sole Class A Member

By:
Name:
Title:

EXHIBIT E

Fair Market Value Determination For Premises or any Site

Determination of fair market value of the Premises under paragraph 14 of this Lease shall be made in accordance with the following procedures:

(a)                                  Fair market value of the Premises shall be determined by the agreement of two (2) MAI appraisers (each, an “Initial Appraiser”), one of which shall be selected by Landlord and the other of which shall be selected by Tenant as set forth in this Exhibit E.  Tenant shall identify in writing, as part of Tenant’s written notice exercising the purchase option set forth in paragraph 14, the Initial Appraiser selected and retained by Tenant and specifically identify such Initial Appraiser’s name, address, phone number and qualifications as an appraiser.  Within thirty (30) days after receipt of notice of Tenant’s Initial Appraiser, Landlord shall select its Initial Appraiser and notify Tenant in writing of the name, address, phone number and qualifications of such appraiser.  Within five (5) days after Tenant receives from Landlord such notice of Landlord’s Initial Appraiser, each of Landlord and Tenant shall direct, in writing with a copy to the other party, its Initial Appraiser to work with the other party’s Initial Appraiser to endeavor to determine and reach agreement upon the fair market value of the Premises, considered as encumbered by this Lease, and thereafter to deliver in writing to Landlord and Tenant within thirty (30) days (such 30-day period, the “Valuation Period”) the agreed-upon fair market value (the “Valuation Notice”).  The costs and expenses of each Initial Appraiser shall be paid by the party selecting such Initial Appraiser.  If Tenant fails to identify in writing an Initial Appraiser as required by this Exhibit E, Landlord shall identify an Initial Appraiser on behalf of Tenant; provided, however, Tenant shall be liable for the costs and expenses of such Initial Appraiser identified on Tenant’s behalf by Landlord as if Tenant had selected such Initial Appraiser.

(b)                                 If the Initial Appraisers are not able to reach agreement upon the fair market value within the Valuation Period, within ten (10) days after the end of the Valuation Period each Initial Appraiser shall deliver a written notice to Landlord, Tenant, and the other Initial Appraiser setting forth (i) such Initial Appraiser’s valuation of the fair market value (each, an “Initial Valuation”) and (ii) the name, address and qualifications of a third MAI appraiser selected jointly by the Initial Appraisers (the “Third Appraiser”).  The Initial Appraisers shall, in writing with a copy to Landlord and Tenant, direct the Third Appraiser (or substitute Third Appraiser) to determine a valuation of the fair market value of the Premises, considered as encumbered by this Lease, and to deliver in writing to Landlord, Tenant and the Initial Appraisers such valuation (the “Third Valuation”) within twenty (20) days of the date of the written direction retaining such Third Appraiser.  The fair market value shall be the arithmetic mean of (A) the Third Valuation and (B) the Initial Valuation closer to the Third Valuation.  If the Third Valuation is exactly between the two Initial Valuations, then the fair market value shall be the Third Valuation.  If the Initial Appraisers are unable to agree upon the designation of a Third Appraiser within the requisite time period or if the Third Appraiser selected does not make a valuation of the fair market value within twenty (20) days after being directed by the Initial Appraisers, then such Third Appraiser or a substitute Third Appraiser, as applicable, shall, at the request of Landlord or Offeror, be appointed by the President or Chairman of the American Arbitration Association in the area in which the Premises are located which is the subject of the fair market valuation determination determined hereunder.  The costs and expenses of the Third Appraiser (and substitute Third Appraiser and the American Arbitration Association, if applicable) shall be divided evenly between, and paid for by, Landlord and Tenant.

(c)                                  All appraisers selected or appointed pursuant to this Exhibit E shall be independent qualified appraisers.  Such appraisers shall have no right, power or authority to alter or modify the provisions of this Lease, and such appraisers shall determine the fair market value of the Premises, considered as encumbered by this Lease.

(d)                                 Notwithstanding the foregoing, if Landlord and Tenant are able to agree upon a fair market value of the Premises, prior to the date on which Tenant receives notice of Landlord’s Initial Appraiser, Landlord and Tenant shall execute an agreement setting forth such agreed-upon fair market value of the Premises, and waiving each party’s right to have the fair market value of the Premises, determined in accordance with the procedures set forth in paragraphs (a) and (b) of this Exhibit E.

EXHIBIT F

Irrevocable Standby Letter Of Credit Number

LETTER OF CREDIT AMOUNT	ISSUE DATE	EXPIRATION DATE
USD $

BENEFICIARY:	APPLICANT:

C/O ISTAR FINANCIAL INC.
1114 AVENUE OF THE AMERICAS, 27TH FLOOR
NEW YORK, NEW YORK 10036
ATTN: CHIEF OPERATING OFFICER

WITH A COPY TO:	WITH A FURTHER COPY TO:

ISTAR FINANCIAL INC.
1114 AVENUE OF THE AMERICAS, 27TH FLOOR	3480 PRESTON RIDGE ROAD, SUITE 575
NEW YORK, NEW YORK 10036	ALPHARETTA, GEORGIA 30005
ATTN: GENERAL COUNSEL	ATTN: DIRECTOR OF LEASE
ADMINISTRATION

GENTLEMEN:

WE HEREBY OPEN OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR FOR THE ACCOUNT OF THE ABOVE REFERENCED APPLICANT IN THE TOTAL AGGREGATE AMOUNT OF USD                     WHICH IS AVAILABLE BY PAYMENT OF YOUR DRAFT(S) AT SIGHT DRAWN ON OURSELVES.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT WRITTEN AMENDMENT FOR ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRY DATE UNLESS AT LEAST THIRTY (30) DAYS PRIOR TO SUCH EXPIRATION DATE, WE NOTIFY YOU IN WRITING AT THE ABOVE ADDRESS THAT WE ELECT NOT TO RENEW THIS LETTER OF CREDIT FOR ANY SUCH ADDITIONAL PERIOD(S).

THIS LETTER OF CREDIT IS TRANSFERABLE IN ITS ENTIRETY.  WE SHALL NOT RECOGNIZE ANY TRANSFER OF THE CREDIT UNTIL AN EXECUTED TRANSFER REQUEST IN A FORM SUITABLE TO US, BEARING CERTIFICATION BY YOUR BANKERS THAT THE SIGNATURE IS VALID, IS FILED WITH US, AND NOTICE OF THE TRANSFER ENDORSED ON THE REVERSE OF THIS CREDIT BY US.

THIS LETTER OF CREDIT IS SUCCESSIVELY TRANSFERABLE IN ITS ENTIRETY.

WE HEREBY AGREE WITH YOU THAT DRAFT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS CREDIT SHALL BE DULY HONORED IF PRESENTED TOGETHER WITH DOCUMENT(S) AS SPECIFIED ABOVE AND THE ORIGINAL OF THIS CREDIT, AT OUR OFFICE LOCATED AT                                                                                                 , ATTENTION:  STANDBY LETTER OF CREDIT DEPARTMENT ON OR BEFORE THE ABOVE STATED EXPIRY DATE OR ANY AUTOMATICALLY EXTENDED EXPIRY DATE AS PROVIDED FOR HEREIN.

DRAFT(S) DRAWN UNDER THIS CREDIT MUST SPECIFICALLY REFERENCE OUR CREDIT NUMBER.

THIS LETTER OF CREDIT IS SUBJECT TO THE 1998 INTERNATIONAL STANDBY PRACTICES, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590 (“ISP98”).

SINCERELY,

AUTHORIZED SIGNATURE

EXHIBIT F-1

Approved Letter Of Credit

EXHIBIT G

Good Working Order Items

Roof

•        Flashings

•        No bubbles or holes on roof surface

•        Drains free and clear

•        Skylights and flashings

•        All vents and stacks

•        Curbs

•        Expansion joints

Asphalt paved area

•        Sealed and striped within last 12 months

•        No dips or holes

Plumbing

•        Bathrooms – toilets, sinks, urinals

Electrical

•        Master switch boxes

•        Transformers

•        Receptacles and switches

•        Lighting

Fire and Safety

•        Sprinkler system will have been drained, flow tested and certified by a licensed contractor within the last 6 months

•        Security System

HVAC

•        Roof top unit

•        Controls

•        Filters replaced within last 6 months

•        All drain lines to have been cleaned within last 3 months

EXHIBIT H

Repair Items

The following items noted are those more specifically described as Immediate Needs in Property Condition Assessment report prepared by Aaron & Wright Technical Services Incorporated for iStar Financial Inc. and dated September 16, 2003:

•                  Repair severely deteriorated asphalt-paved areas and parking lot throughout the subject site. (Report Section 5.2 Paving and Curbing)

•                  Repair deteriorated section of roofing membrane at the west side of the subject building and replace ballasted roofing at northwest and west end section of subject building. (Report Section 6.3 Roofing)

EXHIBIT I

Insurance Requirements for Underground Tanks

Tenant shall, at its own expense, maintain and keep in force during the period of the Lease Agreement, the following additional coverage:

• Pollution Legal Liability (with specific coverage for legal liability involving the Underground Tanks)	$1,000,000 per incident; $2,000,000 aggregate

The liability policies should name Landlord and its affiliates as certificate holders and additional insureds as follows:

iStar Garden City LLC

iStar Financial Inc., and its

Subsidiaries, successors and assigns

3480 Preston Ridge Rd., Suite 575

Alpharetta, GA 30005

GUARANTY

THIS GUARANTY (as amended, modified and restated from time to time is herein called the “Guaranty”) is made as of October 3, 2003, by AAR CORP., a Delaware corporation (“Guarantor”), to and for the benefit of iSTAR GARDEN CITY LLC, a Delaware limited liability company (such limited liability company, together with its successors, transferees and assigns is herein called the “Landlord”).

RECITALS

A.                                    AAR Allen Services, Inc., an Illinois corporation (“Tenant”), is entering into that certain Lease Agreement with Landlord dated as of the date hereof (such Lease Agreement as modified and restated from time to time is herein called the “Lease”), relating to the property having a common address of 747 Zeckendorf Boulevard, Garden City, New York.  All terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

B.                                    Guarantor owns all of the issued and outstanding shares in Tenant, directly or indirectly.  Guarantor shall receive substantial benefits from Tenant’s entering into the Lease.  Guarantor has received and reviewed, and hereby approves and acknowledges the terms and conditions of the Lease.

C.                                    The execution and delivery of this Guaranty by Guarantor is a condition precedent to Landlord’s entering into the Lease with Tenant, and without this Guaranty, Landlord would be unwilling to enter into the Lease.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by Guarantor, and to induce Landlord to enter into the Lease with Tenant, Guarantor hereby absolutely, unconditionally and irrevocably agrees as follows:

1.                                      Guaranty.

(a)                                  Guarantor, as a primary obligor and not merely as a surety, hereby absolutely, unconditionally and irrevocably guarantees to Landlord the prompt and complete payment and, in the case of non-pecuniary obligations, performance of all of the Guaranteed Obligations (as defined below) in full, when and as the same shall become due, whether on any due date or performance date, or upon demand or otherwise.  This Guaranty constitutes the agreement to pay money and to act in the first instance and is not to be construed as a contract of indemnity or a guaranty of collectability.

(b)                                 As used in this Guaranty, “Guaranteed Obligations” means, collectively, all of the following:

(i)                                     all of the indebtedness, liabilities and obligations of every kind and nature of Tenant to Landlord relating to the payment of money arising under or in any way relating to the Lease, howsoever created, incurred or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, due or to become due, and howsoever owned, held, or acquired by Landlord (collectively, with the items set forth in (iii) and (iv) below, the “Monetary Obligations”), including all of Tenant’s payment obligations owed to Landlord under the Lease, including timely full payment of all Rent and all other amounts payable by Tenant under the Lease, including, to the extent applicable, all payments required under Sections 14 and 16 of the Lease;

(ii)                                  all of the covenants, liabilities, and obligations of every kind and nature of Tenant to Landlord which do not relate to the payment of money arising under or in any way relating to the Lease, howsoever created, incurred or evidenced, whether direct or indirect, absolute or contingent, new or hereafter existing, due or to become due, and howsoever owned, held, or acquired by Landlord;

(iii)                               all interest, fees, costs and expenses due Landlord after the filing of a bankruptcy petition by or against Tenant regardless of whether such amounts can be collected during the pendency of the bankruptcy proceedings; and

(iv)                              all Enforcement Costs (as defined herein).

2.                                      Representations and Warranties.  Guarantor acknowledges and agrees that Landlord’s agreement to enter into the Lease with Tenant is of substantial and material benefit to Guarantor and further agrees that the following shall constitute representations and warranties of Guarantor, and Guarantor acknowledges that Landlord intends to enter into the Lease in reliance thereon:

(a)                                  There is no existing event of default, and no event has occurred which with the passage of time or the giving of notice or both will constitute an event of default, under any agreement to which Guarantor is a party, the effect of which event of default will impair performance by Guarantor of Guarantor’s obligations pursuant to and as contemplated by the terms of this Guaranty, and neither the execution and delivery of this Guaranty nor compliance with the terms and provisions hereof will (i) violate any presently existing provision of law or any presently existing regulation, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, or (ii) conflict or will be inconsistent with, or will result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind that creates, represents, evidences or provides for any lien, charge or encumbrance upon any of the property or assets of Guarantor, or any other indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which Guarantor is a party or by which Guarantor or any of Guarantor’s property may be subject, or in the event of any such conflict, the required consent or waiver of the other party or parties thereto has been validly granted, is in full force and effect, is valid and sufficient therefor and has been approved in writing by Landlord;

(b)                                 There are no actions, suits or proceedings pending or, to Guarantor’s knowledge, threatened against Guarantor before any court or any governmental, administrative, regulatory, adjudicatory or arbitrational body or agency of any kind that will adversely affect performance by Guarantor of Guarantor’s obligations pursuant to and as contemplated by the terms and provisions of this Guaranty;

(c)                                  Neither this Guaranty nor any document, financial statement, credit information, certificate or statement heretofore furnished or required herein to be furnished to Landlord by Guarantor contains any untrue statement of fact or omits to state a fact material to this Guaranty; and

(d)                                 Guarantor is a corporation, duly incorporated and in good standing under the laws of the State of Delaware and has as its principal place of business at One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois 60191.

3.                                      Covenants.  Guarantor agrees and covenants that:

(a)                                  Any indebtedness of Tenant now or hereafter existing or owing, together with any interest thereon, to Guarantor, is hereby subordinated to the Rent payments and any other payments due from Tenant to Landlord under the Lease, and such indebtedness of Tenant to Guarantor shall be collected, enforced and received by Guarantor in trust for the benefit of Landlord, and shall be paid over to Landlord on account of the Rent payments and other payments due from Tenant to Landlord to the extent Tenant fails to pay the same to Landlord and Guarantor is obligated under this Guaranty for such Rent payments, but without impairing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty;

(b)                                 (1) No payment by Guarantor under any provision of this Guaranty shall entitle Guarantor, by subrogation to the rights of Landlord or otherwise, to (i) any payment by Tenant or out of its property, or (ii) any payment from or rights in any applicable bonds, title insurance certifications, commitments or indemnities or other security held by or for the benefit of Landlord in connection with the Premises; (2) until Tenant’s Guaranteed Obligations are indefeasibly paid in full and all periods under applicable bankruptcy law for the contest of any payment by any Guarantor or Tenant as a preferential or fraudulent payment have expired, Guarantor knowingly, and with advice of counsel, waives, relinquishes, releases and abandons all rights and claims to indemnification, contribution, reimbursement, subrogation and payment which such Guarantor may now or hereafter have by and from Tenant and the successors and assigns of Tenant, for any payments made by Guarantor to Landlord, including, without limitation, any rights which might allow Tenant, Tenant’s successors, a creditor of Tenant, or a trustee in bankruptcy of Tenant to claim in bankruptcy or any other similar proceedings that any payment made by Tenant or Tenant’s successors and assigns to Landlord was on behalf of or for the benefit of Guarantor and that such payment is recoverable by Tenant, a creditor or trustee in bankruptcy of Tenant as a preferential payment, fraudulent conveyance, payment of an insider or any other classification of payment which may otherwise be recoverable from Landlord; and (3) unless and until Tenant’s Guaranteed Obligations and Guarantor’s obligations under this

Guaranty have been indefeasibly paid and performed in full, Guarantor will not assign or otherwise transfer any such claim to any other person or entity.

(c)                                  Landlord, in its sole discretion, may at any time enter into agreements with Tenant to amend and modify the Lease, and may waive or release any provision or provisions thereof and, with reference thereto, may make and enter into any such agreement or agreements as Landlord or Tenant may deem proper or desirable, without any notice to or further assent from Guarantor and without in any manner impairing or affecting this Guaranty or any of Landlord’s rights hereunder;

(d)                                 Landlord may enforce this Guaranty without the necessity at any time of resorting to or exhausting any other remedy or any other security or collateral and without the necessity of proceeding against Tenant;

(e)                                  Nothing contained herein or otherwise shall prevent Landlord from pursuing concurrently or successively all rights and remedies available to Landlord pursuant to any document or agreement in law or in equity and against any persons, firms or entities whatsoever (and particularly, but not by way of limitation, Landlord may exercise any rights available to Landlord under the Lease), and the exercise of any of Landlord’s rights or the completion of any of Landlord’s remedies shall not constitute a discharge of any obligation of Guarantor hereunder, it being the purpose and intent of Guarantor that Guarantor’s obligations shall be absolute, independent and unconditional under any and all circumstances whatsoever;

(f)                                    The liability of Guarantor hereunder or any remedy for the enforcement thereof shall in no way be affected by (i) the release or discharge of Tenant in any creditors’ receivership, bankruptcy or other similar proceedings, (ii) the impairment, limitation, modification or termination of the liabilities of Tenant to Landlord or the estate of Tenant in bankruptcy, or of any lien or security interest securing said liabilities, or any remedy for the enforcement of Tenant’s said liability under the Lease, resulting from the operation of any present or future provision of Title 11 of the United States Code or other similar statute or from the decision in any court arising from, (iii) the rejection or disaffirmance of the Lease in any such proceedings, (iv) any disability or other defense of Tenant, (v) the cessation from any cause whatsoever of the liability of the Tenant to Landlord, or (vi) any defense, current or future, of Guarantor to any action, suit or proceeding at law or otherwise, that may be instituted on this Guaranty;

(g)                                 This Guaranty shall continue to be effective and be deemed to have continued in existence or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to the Lease is rescinded or otherwise required to be returned by the payee upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the payor, all as though such payment to Landlord had not been made, regardless of whether Landlord contested the order requiring the return of such payment.  The obligations of Guarantor pursuant to the preceding sentence shall survive any termination, cancellation, or release of this Guaranty;

(h)                                 Guarantor hereby grants Landlord permission to deliver to any party holding a mortgage or deed of trust on all or any portion of the Premises (each herein a “Mortgagee”) copies of all financial statements and reports required to be delivered by Tenant to Landlord under the Lease;

(i)                                     Upon ten (10) days’ prior notice, Guarantor will permit Landlord and its professional representatives to visit Guarantor’s offices, and discuss Guarantor’s affairs and finances with appropriate officers, and will make available such information as Landlord may reasonably request bearing on Guarantor, the Premises or the Lease, and Landlord shall maintain the confidentiality of any information designated by Guarantor as “nonpublic” and Landlord will execute and use its reasonable efforts to cause Landlord’s professional representatives to execute appropriate confidentiality agreements; and

(j)                                     On the date hereof after giving effect to this Guaranty, the Guarantor will be Solvent.  As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date(A) the present fair market value (or present fair saleable value) of the assets of Guarantor is not less than the total amount required to pay the probable liabilities of Guarantor on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (B) Guarantor is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (C) Guarantor is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (D) Guarantor is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which Guarantor is engaged.  In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

4.                                      Continuing Guaranty.  Guarantor agrees that the obligations of Guarantor to Landlord hereunder constitute an absolute, present, primary, continuing, irrevocable, unlimited, unconditional guaranty of payment and performance and, without limitation, is not conditioned or contingent upon any effort to attempt to seek payment or performance from any other person or entity (whether or not pursuant to this Guaranty) or upon any other condition or contingency.  In addition, the obligations of Guarantor hereunder shall not be subject to any counterclaim, set-off, abatement, suspension, deduction, deferment or defense, and shall remain in full force and effect without regard to, and shall not be released, discharged or affected in any way by any circumstances or condition (whether or not Guarantor shall have any knowledge thereof), including:

(a)                                  any lack of validity or enforceability of the Lease;

(b)                                 any termination of the Lease in accordance with its terms or amendment, modification or other change in the Lease;

(c)                                  any failure, omission or delay on the part of Tenant, Guarantor or Landlord to conform or comply with any term of any of the Lease;

(d)                                 any waiver, compromise, release, settlement, forbearance or extension of time of payment or performance or observance of any of the obligations or agreements contained in the Lease;

(e)                                  any action or inaction by Landlord under or in respect of the Lease, any failure, lack of diligence, omission or delay on the part of Landlord to enforce, assert or exercise any right, power or remedy conferred on Landlord in the Lease, or any other action or inaction on the part of Landlord;

(f)                                    the death or incapacity of Guarantor, as applicable, or any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, liquidation, marshalling of assets and liabilities or similar events or proceedings with respect to Tenant or Guarantor, as applicable, or any of their respective properties, or any action taken by any trustee or receiver or by any court in any such proceeding;

(g)                                 any merger or consolidation of Tenant into or with any other entity, or any sale, lease or transfer of any of the assets of Tenant or Guarantor to any other person or entity;

(h)                                 any change in the ownership of the 100% of issued and outstanding stock owned in Tenant by Guarantor or any other change in the relationship between Tenant and Guarantor, or any termination of any such relationship;

(i)                                     to the extent permitted by law, any release or discharge by operation of law of Tenant from any obligation or agreement contained in the Lease;

(j)                                     any conveyance, mortgage, or other transfer of all or any part of Tenant’s interest in the Premises, or all or part of Guarantor’s interest therein;

(k)                                  any assumption by any person of any or all of Tenant’s obligations under the Lease, or Tenant’s assignment of any or all of its interest in the Lease (which assignment is not permitted by the Lease without Landlord’s written consent);

(l)                                     the power or authority or lack thereof of Tenant to execute, acknowledge or deliver the Lease;

(m)                               any defenses whatsoever that Tenant may or might have to the payment of the Monetary Obligations, except for the payment thereof;

(n)                                 the existence or non-existence of Tenant as a legal entity;

(o)                                 any sale or assignment by Landlord of the Premises, this Guaranty, and/or the Lease (including any assignment by Landlord to any Mortgagee consistent with the provisions of Paragraph 10 of this Guaranty);

(p)                                 any default by Tenant under the Lease or any right of setoff, counterclaim or defense (other than payment in full of the Monetary Obligations in accordance with the terms of the Lease) that Guarantor may or might have to its respective undertaking, liabilities, and obligations hereunder, each and every such defense being hereby waived by Guarantor; or

(q)                                 to the extent permitted by law, any other occurrence, circumstance, happening or event, whether similar or dissimilar to the foregoing and whether foreseen or unforeseen, which otherwise might constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which otherwise might limit recourse against Tenant or Guarantor.

5.                                      Waivers.  Guarantor irrevocably waives (i) notice of acceptance of this Guaranty by the Landlord and any and all notices and demands of every kind that may be required to be given by any statute or rule or law, (ii) any defense arising by reason of any disability or other defense of Tenant, (iii) presentment, demand, notice of dishonor, protest and all other notices whatsoever, (iv) any right to participate in any security now or hereafter held by Landlord, (v) any right to enforce remedies Landlord now has, or later may have, against Tenant, Guarantor, or any other party, (vi) diligence in collection or protection of or realization upon any obligation hereunder, or any security for or guaranty of any of the foregoing, and any and all formalities that otherwise might be legally required to charge Tenant, Guarantor, or any other party with liability, (vii) any right to require Landlord to proceed against Tenant or any other person at any time or to proceed against or exhaust any security held by Landlord at any time or to pursue or exhaust any other remedy whatsoever at any time, (viii) the defense of any statute of limitations affecting the liability of Guarantor hereunder or the enforcement thereof, to the extent permitted by law, (ix) any defense arising by reason of any invalidity or unenforceability of the Lease, or any defense of Tenant, or any disability of Tenant, or by any cessation of the liability of Tenant from any cause whatsoever, (x) any duty of Landlord to advise Guarantor of any information known to Landlord regarding any and all favorable or unfavorable information, financial or otherwise, about the Premises learned or acquired by Landlord at any time (it is agreed that Guarantor assumes the responsibility for being and keeping informed regarding such information), (xi) all rights at law or in equity to seek subrogation, contribution, indemnification or any other form of reimbursement or repayment from Tenant or any other person or entity now or hereafter primarily or secondarily liable for any of Tenant’s obligations for any disbursements made by Guarantor under or in connection with this Guaranty and further agrees that Guarantor shall have no claims of any kind or type against Tenant as a result of any payment made by Guarantor to Landlord, all such claims being specifically waived, (xii) any right to enforce any remedy which Landlord now has or may hereafter have against Tenant and any benefit of, and the right to participate in, any security now or hereafter held by Landlord, (xiii) any defense arising by reason of any act or failure to act by Landlord, any election of remedies made by Landlord or any other election afforded to Landlord pursuant to applicable law, whether or not pursuant to a bankruptcy, insolvency, liquidation, reorganization or similar proceeding filed by or against

Tenant, (xiv) notice of any of the circumstances or conditions set forth in items (a) through (q), inclusive, of Paragraph 4 above, and (xv) the requirement of Landlord to mitigate damages.

6.                                      Effect of Landlord’s Delay or Action.  No delay on the part of Landlord in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Landlord of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.  No action of Landlord permitted hereunder shall in any way affect or impair the rights of Landlord and the obligation of Guarantor under this Guaranty.

7.                                      Enforcement.  All of the remedies set forth herein or provided by the Lease or law or equity shall be equally available to Landlord, and the choice by Landlord of one such alternative over another shall not be subject to question or challenge by Guarantor, nor shall any such choice be asserted as a defense, setoff, or failure to mitigate damages in any action, proceeding, or counteraction by Landlord to recover or seek any other remedy under this Guaranty, nor shall such choice preclude Landlord from subsequently electing to exercise a different remedy. The obligations of Guarantor hereunder are independent of the obligations of Tenant and, in the event of a default hereunder, a separate action or actions may be brought and prosecuted against Guarantor whether or not Guarantor is the alter ego of Tenant and whether or not Tenant is joined therein or a separate action or actions are brought against Tenant.  Guarantor agrees that one or more successive actions may be brought against Guarantor, as often as Landlord deem advisable, until all of the Guaranteed Obligations are paid and performed in full.

8.                                      Enforcement Costs.  If:  (i) this Guaranty is placed in the hands of an attorney for collection or is collected through any legal proceeding; (ii) an attorney is retained to represent Landlord in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under this Guaranty or the Lease; (iii) an attorney is retained to protect or enforce the Lease or to provide advice or other representation with respect to the Premises or the Lease in connection with an enforcement action or potential enforcement action; or (iv) an attorney is retained to represent Landlord in any other legal proceedings whatsoever in connection with this Guaranty or the Lease, then Guarantor shall pay to Landlord upon demand all actual out of pocket attorney’s fees, costs and expenses, including, court costs, filing fees, recording costs, expenses of foreclosure, title insurance premiums, survey costs, minutes of foreclosure, and all other costs and expenses incurred in connection therewith (all of which are referred to herein as “Enforcement Costs”), in addition to all other amounts due hereunder.

9.                                      Notices.  Any notice, demand, request, or other communication which any party hereto may be required or may desire to give hereunder shall be in writing, addressed as follows, and shall be deemed to have been properly given, rendered, made and delivered (i) when sent by certified mail, postage prepaid, return receipt requested, on the fifth (4th) day after deposit in such mail, or (ii) when received by overnight delivery or overnight courier delivery (or if such delivery is refused, the date of such refusal) or (iii) by facsimile transmission with a confirmation copy sent by overnight delivery or by overnight courier delivery addressed to the other party as follows:

If to Guarantor:	AAR CORP.
	One AAR Place
	1100 North Wood Dale Road
	Wood Dale, Illinois 60191
	Attention:	Tim Romenesko
	Telephone:	630.227.2090
	Fax:	630.227.2101

With copies to:	AAR CORP.
	One AAR Place
	1100 North Wood Dale Road
	Wood Dale, Illinois 60191
	Attention:	Legal Department
	Telephone:	630.227.2040
	Fax:	630.227.2058

	and

	Schiff Hardin & Waite
	623 Fifth Avenue
	New York, New York 10022
	Attention:	Christine A. McGuinness, Esq.
	Telephone:	212.745.0831
	Fax:	212.753.5044

To Landlord:	iStar Garden City LLC
	c/o iStar Financial Inc.
	1114 Avenue of the Americas
	27th Floor
	New York, New York 10036
	Attention:	Chief Financial Officer
	Telephone:	212.930.9400
	Fax:	212.930.9494

With copies to:	iStar Garden City LLC
	c/o iStar Financial Inc.
	1114 Avenue of the Americas
	27th Floor
	New York, New York 10036
	Attention:	General Counsel
	Telephone:	212.930.9400
	Fax:	212.930.9494

	and

Katten Muchin Zavis Rosenman
525 West Monroe Street
16th Floor
Chicago, Illinois 60661-3693
Attention:	Nina B. Matis, Esq.
Gregory P. L. Pierce, Esq.
Telephone:	312.902.5541
Fax:	312.902.1061

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.  Notices given in any other fashion shall be effective only upon receipt.

10.                               Assignment and Modifications.  This Guaranty shall be assignable by Landlord, its successors and assigns to any assignee of all or a portion of Landlord’s rights under the Lease, including Mortgagee, whether directly or by way of a grant of a security interest herein, without the consent of Guarantor, and Guarantor shall execute, acknowledge and deliver any documents reasonably requested by Landlord or such assignee in connection therewith.  No modification, waiver, amendment, discharge or change of this Guaranty shall be binding upon Landlord except as expressly set forth in a writing duly signed and delivered on behalf of Landlord.

11.                               Severability.  The parties hereto intend and believe that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions.  However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state, or federal law, statute, ordinance, administrative or judicial decision, or public policy, and if such court declares such portion, provision, or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision, or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, and that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void, or unenforceable portion, provision, or provisions were not contained therein, and that the rights, obligations, and interests of Guarantor and Landlord under the remainder of this Guaranty shall continue in full force and effect.

12.                               Successors and Assigns.  This Guaranty shall be binding upon the heirs, executors, legal and personal representatives, successors and assigns of Guarantor and shall inure to the benefit of Landlord’s successors and assigns.

13.                               Jurisdiction.  With respect to any suit, action or proceedings relating to this Guaranty, the Premises or the Lease (“Proceedings”) Guarantor (i) submits to the non-exclusive jurisdiction of the state and federal courts located in the County and State where any of the Premises are located or in the State of New York and (ii) waives any objection which Guarantor may have at any time to the laying of venue of any proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over Guarantor.

14.                               Use of Terms.  All personal pronouns used in this Guaranty, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa and shall refer solely to the parties signatory thereto except where otherwise specifically provided.  The words “include”, “includes”, “including” and any other derivation of “include” means “including, but not limited to” unless specifically set forth to the contrary.

15.                               Material Inducement.  Guarantor acknowledges and agrees that Landlord is specifically relying upon the representations, warranties, agreements and waivers contained herein and that such representations, warranties, agreements and waivers constitute a material inducement to Landlord to accept this Guaranty and to enter into the Lease and the transaction contemplated therein.

16.                               Recitals Incorporated.  The Recitals to this Agreement are hereby incorporated into this Agreement together with all exhibits, schedules and appendices hereto.

17.                               Governing Law.  THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED UNDER THE INTERNAL LAWS (AS OPPOSED TO THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

18.                               WAIVER OF JURY TRIAL.  GUARANTOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENTS OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

19.                               Certificate.                                  Within fifteen (15) days after request by Landlord, Guarantor shall deliver a certificate confirming that this Guaranty is in full force and effect and unamended (or, if amended, specifying such amendment), and whether, to the knowledge of Guarantor, any default exists under the Lease or this Guaranty.

20.                               Refinance Cooperation.                 If Landlord proposes to finance or refinance the Premises, Guarantor shall cooperate in the process, and shall negotiate in good faith any request made by a prospective Mortgagee for changes or modifications to the Lease and this Guaranty, and shall not unreasonably withhold its consent to any such proposed change or modification so long as the same does not adversely affect any significant right or obligation of Tenant under the Lease, shorten any notice or cure period to which Tenant is entitled under the Lease or increase Tenant’s obligations under the Lease or change Guarantor’s rights and obligations under this Guaranty.  Guarantor agrees to execute, acknowledge and deliver documents reasonably requested by the prospective Mortgagee (such as a consent to the financing (without encumbering Guarantor’s or Tenant’s assets), a consent to assignment of lease and of this

Guaranty, estoppel certificate and a subordination, non-disturbance and attornment agreement) customary for tenants and their guarantors to sign in connection with mortgage loans to landlords, so long as such documents are in form then customary among institutional lenders (provided the same do not adversely change Tenant’s rights or obligations in a way not previously changed by loan documents previously executed by Tenant in connection with an earlier Mortgage or adversely change Guarantor’s rights and obligations under this Guaranty).  Guarantor shall permit Landlord and any Mortgagee or prospective Mortgagee, at their expense, to meet with officers of Guarantor at Guarantor’s offices and to discuss the Guarantor’s business and finances. On request of Landlord, Guarantor agrees to provide any Mortgagee or prospective Mortgagee the information to which Landlord is entitled hereunder, provided that if any such information is non-public and designated as such by Guarantor, Landlord will take reasonable steps to assure the confidentiality of such information.

[EXECUTION PAGE FOLLOWS]

IN WITNESS WHEREOF, Guarantor has delivered this Guaranty in as of the date first written above.

GUARANTOR:

AAR CORP., a Delaware corporation

By:	/s/ TIMOTHY J. ROMENESKO
Name:	Timothy J. Romenesko
Title:	Vice President & Chief Financial Officer

STATE OF Illinois	)
)SS
COUNTY OF DuPage	)

I, Jo-Ellen Kiddie, a Notary Public in and for said County, in the State aforesaid, do hereby certify that Timothy J. Romenesko, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed, sealed and delivered the same instrument as his free and voluntary act, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this 2nd day of October, 2003.

/s/ JO-ELLEN KIDDIE
Notary Public

My Commission expires: